                                                                  Exhibit 10.15

                              DATED 16th July 1996

                             TELEHOUSE INTERNATIONAL
                          CORPORATION OF EUROPE LIMITED

                                     - and -

                           STAR TELECOMMUNICATIONS INC

                       ----------------------------------

                               AGREEMENT FOR LEASE

                                     - of -

                         Computer and telecommunications
                       Space in Telehouse Coriander Avenue
                           East India Dock London E14

                        ---------------------------------







                                    EVERSHEDS
                                   SOLICITORS

                     Senator House, 85 Queen Victoria Street
                                 London EC4V 4JL

                      Tel: 0171 919 4500 Fax: 0171 919 4919

THIS AGREEMENT is made the 16th day of July One thousand nine hundred and ninety-six

BETWEEN

TELEHOUSE INTERNATIONAL CORPORATION OF EUROPE LIMITED whose registered office is at Coriander Avenue London E14 2AA (hereinafter called "the Lessor" which expression shall where the context so admits include the estate owner for the time being of the reversion immediately expectant on the term hereby agreed to be granted) of the one part and

STAR TELECOMMUNICATIONS INC (hereinafter called "the Lessee" which expression shall where the context so admits include its successors in title) of the other part

WHEREAS the parties hereto have agreed to enter into this Agreement for the grant by the Lessor to the Lessee of a lease of part of the building (hereinafter called "the Building") erected on the Lessor's land situate at and known as Telehouse Coriander Avenue East India Dock in the London Borough of Tower Hamlets

NOW IT IS HEREBY AGREED AND DECLARED as follows:-

1. IN consideration of the agreement on the part of the Lessee hereinafter contained the Lessor hereby agrees to grant to the Lessee and Lessee hereby agrees to take at the time and in the manner hereinafter mentioned a sub-subunderlease (hereinafter called "the Lease") in the form annexed hereto of the Property as defined in Clause 3 hereof (hereinafter called "the Property")

2.1 EXPRESSIONS defined in the Lease shall have the meanings therein given to them

2.2 "The Occupation Date" means the date on which the Property shall be handled over by the Lessor as ready for the Lessee to carry out the Lessee's Works

2.3 "The Lessee's Works" are the works described in the First Schedule hereto

2.4 "The Division Works" means the works of partitioning necessary to create a physical division between the Property and the remainder of the floor space on the third floor of the building

2.5 "the Headlease" is the Headlease granted by the London Docklands Development Corporation to the Lessor dated 28th March 1990

2.6 "The Underlease" is the Underlease granted by the Lessor to Lombard Leasing Industries Limited ("Lombard") dated 28th March 1990

2.7 "The Sub-underlease" is the sub-underlease granted by Lombard to the Lessor dated 28th

Ground Floor


(diagram follows)

First Floor




(diagram follows)

           3RD FLOOR TELEHOUSE INTERNATIONAL CORPORATION OF EUROPE LTD

(diagram follows)
                measured in accordance with clause 5 hereof) multiplied by (pound)16 per square foot

            12. The Service Charge commencement date is the Occupational Date

            13. The day for first payment of Service Charge is the same as the
               Service Charge commencement date

            15. The decorating intervals date is the 1st January 1996

4.1 THE parties shall immediately after the Measurement Date make to the Mayor's and City of London Court an application for the Court Order in the form of the draft application annexed and shall diligently pursue such application

4.2 If for any reason within the period of six weeks immediately following the Measurement Date the Court Order has not been made either party may at the end of such period or at any time subsequently before the Court Order has been made serve on the other a notice invoking the provisions of clause 4.3

4.3 Upon service of notice pursuant to clause 4.2 (and notwithstanding anything to the contrary contained or implied elsewhere in this Agreement) this Agreement shall (save for clause 4.4 and without prejudice to any pre-existing right of action of any party in respect of any breach by any other party of its obligations under this Agreement) immediately determine and cease to have effect and the parties shall be released from any further liability under this Agreement

4.4 If this Agreement determines in accordance with clause 4.3 the Lessee shall:-

4.4.1    Forthwith vacate the Property and

4.4.2 Procure the cancellation of any entry registered against the Lessor's title at HM Land Registry in respect of this Agreement

5.1 IMMEDIATELY following (or if so agreed between the Lessor and the Lessee before) the completion of the Division Works the Lessor and Lessee shall procure that their respective agents or representatives shall jointly measure and endeavour to agree the net internal floor area of the Property (so that the net internal floor area shall be measured to the face of the walls including the internal face of the Division Works) in accordance with the Code of Measuring Practice prepared by the Royal Institution of Chartered Surveyors and the Incorporated Association of Valuers and Engineers (dated January 1990) ("the Measurement") the date of agreement as to the Measurement being the "Measurement Date" enter upon the Property and to carry out and/or complete the Lessee's Works and the Lessee shall on demand repay to the Lessor the cost thereof with interest

8. AS soon as practicable after the Relevant Date and after the Lessee's Works shall have been completed to the satisfaction of the Lessor (unless the Lessor waives this requirement) the Lessor will grant and the Lessee will accept the Lease for the term and at the rents and subject to the covenants and conditions therein and hereinbefore expressed and the Lessee shall execute a counterpart of the Lease

9. IF the Lessee shall not execute a counterpart of the Lease within fourteen days from the date of being requested so to do by the Lessor or if any rent or any part thereof shall remain unpaid for fourteen days after becoming due (whether formally demanded or not) or if the Lessee shall be in breach of any other of its obligations herein contained or if any event happens whereby if the Lease had actually been granted the Lessor would have been entitled to re-enter on the Property under the powers therein contained then and in any such case unless the breach non- performance or non-observance of any agreement or condition shall be remedied within a reasonable time after notice thereof in writing shall have been given to the Lessee by the Lessor this Agreement may at the expiration of such period at the option of the Lessor be determined and on service of notice by the Lessor to the Lessee to that effect this Agreement shall determine but without prejudice to all such rights and remedies which the Lessor may have against the Lessee for breach of any such agreement or condition and in that case the Lessor may resume possession of the Property

10. THE Lessee shall not assign underlet or part with the Lessee's interest in the Agreement

11.1 FROM the Occupation Date until the grant of the Lease the Lessee shall be deemed to be tenant-at-will of the Lessor

11.2 In any case until the Lease has been granted the Lessee shall pay a licence fee or rent (as the case may be) equal to the rents agreed to be reserved by the Lease (the first payments whereof to become due as therein and herein provided) and all covenants and provisions on their part agreed to be contained in the Lease shall so far as the same may be applicable be observed and performed by the Lessee as if the Lease had been actually granted and the Lessor may distrain for rent in arrear and exercise all such powers and remedies in respect of any breach non-performance or non-observance of the said

11.      Raised floors with 60cm. x 60cm. tiles with carpet attached

12.      Suspended ceilings


13.      Fluorescent lighting (average illumination: 500 lux)

14.      Installation of electric cable trays in the corridor

15. Installation of telecommunication cable trays and trunking above the suspended ceilings and below the raised floors to the Property

SIGNED for and on behalf of
TELEHOUSE INTERNATIONAL CORPORATION
OF EUROPE LIMITED

SIGNED for and on behalf of
the LESSEE

                               DATED________19___

                       TELEHOUSE INTERNATIONAL CORPORATION
                                OF EUROPE LIMITED

                                     - and -



                           STAR TELECOMMUNICATIONS INC

                       ----------------------------------

                                      LEASE

                                     - of -
                         Computer and telecommunications
                       space in Telehouse Coriander Avenue
                           East India Dock London E.14

                        ---------------------------------







                                    EVERSHEDS
                                   SOLICITORS

                     Senator House, 85 Queen Victoria Street
                                 London EC4V 4JL
                      Tel: 0171 919 4500 Fax: 0171 919 4919

                                 THE PARTICULARS

 1       The date of this Lease is: the day of One thousand nine hundred and

 2       The parties hereto are:

 2.1 The lessors: TELEHOUSE INTERNATIONAL CORPORATION OF EUROPE LIMITED whose registered office is at Coriander Avenue London E14 2AA

 2.2     The Lessee: STAR TELECOMMUNICATIONS INC whose registered office is at

 2.3     The Surety: none

 3       The property is: all that part of the third floor of the Building which part is shown on the plan annexed hereto and thereon edged red including as mentioned in Part I of the First Schedule

 4       The net internal floor area of the Property is:

 5 The Building is: the Lessors' building situate and known as Telehouse Coriander Avenue East India Dock in the London Borough of Tower Hamlets including the boundary walls drains forecourts parking areas and open areas thereof

 6       The Term is: from the    day of     One thousand nine hundred and to
         the day of

 7       (a) The Initial Base Rent is:    pounds ((pound) ) per annum

         (b) The Initial Supplementary Rent is: pounds ((pound) ) per annum

 8       The Review Date is the day of

 9       The rent commencement date is: the      day of       One thousand nine
         hundred and

 10      The day for first payment of rent is: the     day of       One thousand
         nine hundred and

 11 The first Service Charge Year is: The period from the First day of April One thousand nine hundred and ninety-six to the Thirty- first day of March One thousand nine hundred and ninety-seven

 12      The Estimated Service Charge for the first Service Charge Year is:

 13      The Service Charge commencement date is: the      day of      One
         thousand nine hundred and

 14      The day for first payment of Service Charge is: the      day of
         One thousand nine hundred and

 15 The decorating intervals date is: the First day of January One thousand nine hundred and ninety-six

 16      The permitted use is as a computer and telecommunications centre

 17 The Common Parts of the Building in respect of which the right of use is granted in accordance with the provisions of the First Schedule Part II paragraph 3 and the purposes for which such right is granted are the ground floor entrance hall and reception area the common toilet and lavatory accommodation in the Building and such of the lobbies staircases passages and lifts in the Building as are necessary for the purpose of access to and egress from the Property and the said toilet and lavatory accommodation which Common Parts are for the purposes of identification only shown on the plans annexed hereto and thereon coloured blue and the forecourts and open areas of the Building for the purpose of access to and egress from the Building and the loading dock for the purpose of loading and unloading goods and the parking area for the parking of not more than two motors cars

 18 The Order of the Mayor's and City of London Court authorising the agreement excluding in relation to the tenancy hereby granted the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954
         (number     ) was made on the     day of         19

 19      Underletting of a permitted part is not permitted

 20 The Lessee's solicitors are: Milbank Tweed Hadley and McCloy, Dashwood House 69 Old Broad Street London EC2M 1QS

THIS LEASE is made on the date stated in the Particulars BETWEEN the parties hereto stated in the Particulars

WITNESSETH as follows:-

1 Interpretation

1.1 The Particulars are the foregoing Particulars which form part of this Lease and in this Lease where the context admits the expressions set out in the Particulars and in the Second Schedule have the meanings therein respectively given to them

1.2 The expression "the Lessors" where the context admits includes the person from time to time entitled to the reversion immediately expectant on the termination of the Term

1.3 The expression "the Lessee" where the context admits includes the successors in title and assigns of the Lessee and the person in whom for the time being the Property is vested for the residue of the Term and any Subtenant

1.4 The expression "the Surety" where the context admits includes the personal representatives of the Surety (if any) and where the context admits any person who shall have covenanted with the Lessors as Surety or in substitution for or in addition to the Surety but the covenants by and references to the Surety are inapplicable if there is no such Surety

1.5 Where "the Lessors" "the Lessee" or "the Surety" at any time includes more than one person or body of persons their respective covenants and obligations shall be deemed to be joint and several

1.6 Where the context so required or admits the masculine feminine or neuter genders shall include the other genders and singular or plural number shall include the other number

1.7 Any reference herein to any statute or to statutes generally refers where the context admits to the statute as amended at the date of this Lease and includes any subsequent amendment or re-enactment thereof and any regulations orders bye-laws or other subordinate legislation made or notices served thereunder and any reference to any part of or section in any statute includes a reference to the part or section as amended or re-enacted

1.8 Any covenant by or obligation of the Lessee not to do or to do any act or thing includes a covenant or obligation not to suffer or permit that act or thing to be done or not to be done as the case may be and references to the covenants or obligations of the Lessee or of the Surety include those implied as well as those expressed herein

1.9 Any reference to the doing or permitting to be done by the Lessors (or any other person) of any act or thing includes the doing or permitting of that act or thing by the Lessors' (or such other person's) Surveyors or other agents and by workmen or contractors employed or engaged by or on behalf of the Lessors or such other person or their Surveyors or other agents or by any other appropriate person authorised by the Lessors or by such other person

1.10 Except where the context otherwise requires the expression "the Term" includes the period of any extension or continuation of the Term whether contractual or statutory and any longer period during which the Lessee remains in occupation of the Property or any part thereof references to the rent (or rents) hereby reserved include not only the rent (or rents) expressly hereby reserved but also any other moneys which become or are deemed to be payable by the Lessee as rent for the Property during or in respect of any part of the Term (including for the avoidance of doubt any such extension or continuation or longer period as aforesaid) whether pursuant to a provision of this Lease or by agreement or otherwise howsoever and the obligations of the Lessee and of the Surety shall be construed accordingly and any reference to the duration of the term granted by a Permitted Underletting shall be construed accordingly

1.11 Where under the terms of the Superior Leases the consent of the Superior Landlords is required for any act or matter that consent shall also be deemed to be required under this Lease and the Lessors shall not be required to give any consent hereunder to any act or matter which required the consent of the Superior Landlords unless and until that consent has been given

1.12 Any reference to the expiry of the Term is a reference to the expiry of the Term howsoever the same is determined

1.13 The clause headings and marginal notes are for guidance or reference only and do not affect the construction meaning or effect of this Lease

1.14 References herein to clauses and to Schedules are unless the context otherwise requires references to clauses and Schedules in this Lease

1.15 Any plan annexed hereto and anything shown thereon is for the purpose of identification only

1.16 This Lease takes effect as a sub-subunderlease

2 Demise

The Lessors in consideration of the rent and covenants hereinafter reserved and contained hereby demise unto the Lessee ALL THAT the Property described in the Particulars TOGETHER WITH the easements rights and privileges mentioned in Part II of the First Schedule and TOGETHER ALSO WITH (in common with the Lessors and others) the rights granted by the Superior Leases in so far as they relate to the Property and are capable of being enjoyed with the Property but EXCEPT AND RESERVED unto the Lessors as mentioned in Part III of the First Schedule and SUBJECT TO the exceptions reservations rights covenants conditions stipulations and other matters mentioned or referred to in the Superior Leases TO HOLD the same unto the Lessee for the Term stated in the Particulars YIELDING AND PAYING therefor unto the Lessors during the Term FIRST yearly from the rent commencement date stated in the

Particulars until the first Review Date stated in the Particulars a rent equal to the aggregate of the Initial Base Rent and the Initial Supplementary Rent stated in the Particulars and thereafter yearly during each successive Review Period a rent equal to the rent previously payable hereunder or such revised rent as may be ascertained as provided in the Third Schedule whichever shall be the higher all such rents to be payable by equal quarterly payments in advance on the Quarter Days in every year the first quarterly payment or a due proportion thereof calculated from the rent commencement date stated in the Particulars to the quarter day next following the rent commencement date or next following the date of this Lease whichever is the later to be paid on the day for first payment of rent stated in the Particulars and secondly ALSO PAYING to the Lessors by way of additional rent the sums hereinafter made payable in respect of insurance premiums Service Charge Estimated Service Charge and interest AND THIRDLY ALSO PAYING to the Lessors by way of additional rent any value added tax charged on the rents first and secondly hereby reserved

3 Lessee's covenants

The Lessee hereby covenants with the Lessors in manner following that is to say:-

     To pay rent

3.1 To pay unto the Lessors the rents hereby reserved on the days and in manner herein provided without any deduction set-off or counterclaim

     Insurance

3.2 To pay to the Lessors on demand the Insurance Premium proportion of any premiums which the Lessors may from time to time during the Term pay (or a due proportion calculated from the Service Charge commencement date of premiums already paid) for insuring the Structure of the Building in accordance with the covenant herein contained and the whole of any premiums which the Lessors may from time to time pay for insuring the loss during any Rent Abatement Period (which for the avoidance of doubt may for this purpose include a period after the expiry of the Term) of the rent first made payable hereunder (or in the opinion of the Lessors' Surveyors likely to be payable hereunder following a revision of the rent in accordance with the provisions hereof) or of the Service Charge or the Estimated Service Charge

              Service Charge and Estimated Service Charge

3.3 To pay to the Lessors during the Term the Service Charge on the days and in the manner provided in the Fifth Schedule and to comply with the obligations of the Lessee contained therein

3.4 To pay the Estimated Service Charge by equal quarterly instalments in advance on the Quarter Days during the Term (or by such other instalment or instalments as may be appropriate in the case of any revision of the Building Service Charge pursuant to the provisions of the Fifth Schedule) the first quarterly payment of the Estimated Service Charge for the first Service Charge Year stated in the Particulars or a due proportion thereof calculated from the Service Charge commencement date or next following the date of this Lease whichever is the later to be paid on the day for first payment of Service Charge stated in the Particulars

         Other Outgoings

3.5.1 From time to time and at all times during the Term to pay to the appropriate authority responsible for collecting the same all taxes rates duties charges assessments outgoings and impositions whatsoever whether parliamentary municipal parochial or otherwise which now are or at any time during the Term shall be charged assessed or imposed upon or in respect of the Property or upon the owner occupier landlord or tenant thereof or other person having an interest therein in respect of the same including a fair proportion to be determined by the Lessors of all such payments as may be charged assessed or imposed upon or in respect of any premises of which the Property forms part (except to the extent that any such is included in the Building Service Charge) and including any charged assessed or imposed or becoming payable after the date hereof whether newly or by way of increase and whether or not of a wholly novel nature but excluding any charged assessed or imposed on or in respect of the income or profits or the value of the assets of the Lessors or the grant of this Lease or any dealing by the Lessors with the reversion expectant on the Term and to indemnify and keep I indemnified the Lessors against any such taxes rates duties charges assessments outgoings or impositions which shall be charged assessed or imposed upon the Property or upon the owner occupier landlord or tenant thereof or other person having an interest therein in respect of any period after the expiry of the Term and which would not have been so charged assessed or imposed but for some act or default of the Lessee or but for the fact that the Property was unoccupied for any period during the Term

         Rateable value

3.5.2 Not to agree or by default allow to be fixed the rateable value of the Property or any part thereof without the prior written consent of the Lessors such consent not to be unreasonable withheld and to co-operate with the Lessors in any negotiations with the District Valuer or in any appeal to the Court or to the Lands Tribunal in respect of the rateable value of the Property

         V.A.T.

3.6.1 To pay in addition to the principal amount any value added tax charged on the rents hereby reserved or on any other amount payable by the Lessee hereunder being tax on a supply of goods or services directly to the Lessee to the intent that in every case where the Lessee covenants to pay any such amount under this Lease such amount shall be deemed to be exclusive of value added tax

3.6.2 To pay in addition to the principal amount any value added tax charged on any sum expended or incurred by the Lessors and recoverable from the Lessee hereunder not being tax on a supply of goods or services directly to the Lessee except insofar as such tax is repaid or allowed to the Lessors by the Commissioners of Customs & Excise

         Charges for Public Utilities

3.7 To pay to the relevant authority undertaker or supplier all charges for electricity telephone telecommunication or other services used or consumed in the Property during the Term and the cost of the periodic rental of any meters and other equipment supplied to or for the Property during the Term PROVIDED THAT if and so long as the Lessors shall take a bulk supply of electricity for the Building from the London Electricity PLC or its successors in business or shall provide a supply from the Lessors' own generator or generators the Lessors shall apportion for the use of the Lessee in the Property so much of the said supply as the Lessee shall reasonably require and the Lessee shall pay to the Lessors in respect of the electricity so apportioned such charge or charges for the amount consumed on a monthly basis (which shall either be recorded in such manner as the Lessors shall from time to time reasonably decide or shall be calculated by the Lessors according to such formula as the Lessors shall consider from time to time to be fair and reasonable) and in respect of any meter such quarterly charge as the

Lessors shall from time to time determine but such charge or charges shall not in any case exceed the charge or charges which may from time to time lawfully be made together with any lawful handling charge

         Repair etc.

3.8.1 From time to time and at all times during the Term to repair and to keep the Property (including all additions and improvements from time to time thereto and all landlord's fixtures and fittings plant machinery apparatus and appurtenances thereto belonging) in good and substantial repair and condition to the reasonable satisfaction of the Lessors or their Surveyors (damage by any of the Insured Risks to the Structure of the Property excepted subject to any exclusion condition or provision for excess in the relevant policy unless and except to the extent that any act or omission of the Lessee renders the insurance money irrecoverable)

         To renew landlord's fixtures & fittings

3.8.2 From time to time and at all times during the Term to renew the landlord's fixtures fittings plant machinery and apparatus as often as the same shall be beyond reasonable repair with articles of a kind and quality approved by the Lessors in accordance with the best practice at the time To yield up

3.8.3 To deliver up the Property to the Lessors with vacant possession in such good and substantial repair and condition as aforesaid and in accordance with the other covenants and obligations of the Lessee at the expiry of the Term

         To remove the Lessee's works tenant's and trade fixtures and fixtures and alterations and to restore the Property and make good

3.8.4 Before the expiry of the Term unless relieved of the alterations obligation by notice in writing from the Lessors to remove from the Property the Lessee's Works and all tenant's or trade fixtures and fittings in or on and all alterations made to the Property by the Lessee or by any predecessor in title of the Lessee and to restore the Property to its condition before the making of such alterations and to reinstate and make good to the reasonable satisfaction of the Lessors or their Surveyors all damage thereby caused to the Property

         Defects

3.9 Regularly during the Term to inspect the Property for defects damage and wants of repair the rectification of which is the responsibility of the Lessors and forthwith to notify the Lessors in writing of particulars of any such defect damage or want of repair

         Internal decoration

3.10 In every fourth year of the Term calculated from the decorating intervals date and in the last six months before the expiry of the Term to clean prepare and paint with two coats at least of good quality paint and to strip and re-cover with good quality paper or other wallcovering and to polish and otherwise treat all the internal parts of the Property usually or hitherto so painted covered polished or otherwise treated and from time to time when reasonably necessary and in any event on the expiry of the Term to re- place the floor coverings of the Property Provided that all such works shall be carried out to the reasonable satisfaction of the Lessors using only materials of good quality and with workmanship of a high standard and that on the last occasion on or before the expiry of the Term the finishing tints or colours and materials shall be such as shall have been approved by the Lessors or their Surveyors

         To clean

3.11 To clean the interior surfaces of all glass in the glass windows of the Property at least once in every month of the Term

         To permit Lessors to enter on premises and give notice of disrepair etc.

3.12 To permit the Lessors at all reasonable times during the Term upon giving to the Lessee prior notice thereof (except in the case of emergency) to enter (and in emergency to break and enter) upon the Property for the purpose of examining the state and condition thereof and of the equipment plant machinery and systems installed by the Lessee therein and if there shall be any defect or want of repair decoration or cleanliness for which the Lessee is liable or it the said equipment plant machinery or systems shall not be such as shall have been approved by the Lessors or if in any other respect the state or condition of the Property shall not be fully in accordance with the covenants and obligations on the part of the Lessee herein contained the Lessee will upon notice thereof in writing being given to it or left upon the Property cause the want of repair decoration or cleanliness to be made good repaired decorated or cleaned in compliance with the Lessee's obligations or the said equipment plant machinery or systems to be removed replaced or modified or such other works to be carried out to comply with the Lessee's obligations as appropriate with such reasonable time as shall be specified in such notice or if no time is specified within a reasonable time after service thereof and also that if the Lessee shall not within such reasonable time after the service of such notice as shall be specified therein or if no such time is specified as soon as practicable commence and thereafter proceed diligently with the making good of such defects or the execution of such repairs decoration or cleaning or the removal replacement or modification of such equipment plant machinery or systems or the carrying out of such works then (but without prejudice to the Lessors' right of re-entry hereinafter contained and to any other right or remedy of the Lessors) to permit the Lessors to enter into and upon the Property and to make good such defects or to execute such repairs decoration or cleaning or remove replace or modify such equipment plant machinery or systems or to carry out such works and so that the cost thereof With Interest shall be a debt due from the Lessee to the Lessors and recoverable as rent in arrear

         To permit Lessors to enter and do works

3.13.1 To permit the Lessors upon prior notice except in case of emergency to enter (and in emergency to break and enter) and remain upon the Property so far as may be necessary or useful in order to perform the Lessors' obligations herein contained or to exercise the rights herein excepted and reserved to the Lessors

3.13.2 To permit the Superior Landlords and others to enter the Property at the times and for the purposes provided in the Superior Leases Lessors to determine disputes between Lessee and the tenants of their neighbouring property

3.14 That in case any dispute or controversy shall at any time or times during the Term arise between the Lessee and the tenants or occupiers of the Lessors' neighbouring property or any part thereof relating to any easements rights or privileges whatsoever affecting or relating to the Property or the Lessors' Neighbouring Property the same shall from time to time be settled and determined by the Lessors or their Surveyors in such manner as they by any writing direct in that behalf to which determination the Lessee shall from time to time submit

         To permit Lessors to take inventory of landlord's fixtures

3.15 To permit the Lessors during the last year before the expiry of the Term so often as may be reasonably necessary and at reasonable times to enter the Property for the purpose of taking inventories of the landlord's fixtures and fittings to be yielded up at the expiry of the Term

         To permit Lessors and others to view

3.16 To permit the Lessors and all persons having authority from the Lessors or their agents to enter upon the Property to view the Property at reasonable times by prior appointment in connection with any sale or letting or proposed sale or letting of the Building or the Property

         To comply with statutes etc.

3.17.1 At the Lessee's own cost to do or refrain from doing (as the case may be) all such acts and things and execute all such works as may from time to time during the Term be necessary for the purpose of complying with any statute for the time being in force (including any such which may be necessary at the date hereof) or the lawful requirements of any government local or other competent authority in respect of the Property or the use or occupation thereof or any landlord's or tenant's fixtures and fittings plant machinery apparatus or appurtenances therein and whether affecting the owner occupier landlord or tenant thereof

3.17.2 If and when called upon so to do to produce to the Lessors or to the Lessors' Surveyors at the Lessee's expense all such plans documents and other evidence as the Lessors may reasonably require in order to satisfy themselves that the provisions of any such statute or requirement have been complied with in all respects

         To produce notices to the Lessors and to comply with same

3.18 Forthwith after receipt by the Lessee to produce to the Lessors any notice or proposal for notice or order or proposal for an order or an assessment of rateable value given issued or made under or by virtue of any statute or by any local or other competent authority in respect of the Property And at the request of the Lessors to make or join with the Lessors in making such appeal or objection or objections or representation or representations against or in respect of any such notice or order or proposal as the Lessors shall require

         As to use

3.19.1 Not to use the Property or any part thereof for any illegal or immoral purpose nor for any of the following:

                  (a)      for the cooking of food

                  (b)      as premises to which the public have access

                  (c)      for residential purposes

3.19.2 Not to do on or about the Property or the Building or any part thereof any act or thing which may be or become a nuisance annoyance grievance injury danger trouble or disturbance or may be objectionable to the Lessors or the owners or occupiers of the Lessors' Neighbouring Property or to the neighbourhood

3.19.3 Without prejudice to anything herein contained not at any time during the Term to use the Property or any part thereof otherwise than for the permitted use stated in the Particulars

         Not to alter premises or make improvements

3.20.1 Not at any time during the term except in so far as necessary to comply with the Lessee's obligations hereunder (but then not without the Lessors' prior written consent provided that such consent shall not unreasonably by withheld) to make any structural or non-structural alterations or additions either externally or I internally in or upon or in respect of the Property or to erect make or maintain on the Property or any part thereof any building erection structure hoarding or improvement but so that this shall not prevent the erection removal or alteration of internal non- structural partitioning

         (with or without internal doors) not affecting the external appearance of the Building or the installation of computer and telecommunication equipment and cooling and emergency warning systems provided that the Lessors' prior written consent shall have been obtained for the erection removal or alteration of any such partitioning or the installation of such equipment or systems

3.20.2 Not to make any permitted alterations or additions to the Property or to install any equipment plant machinery or system otherwise than strictly in accordance with the terms of all necessary consents from public authorities (which shall be obtained in advance) in materials of good quality to a high standard of workmanship and in all respects to the reasonable satisfaction of the Lessors or their Surveyors

3.20.3 Before installing altering or removing any permitted partitioning equipment or system the Lessee shall give notice in writing to the Lessors of the work to be carried out and provide such further information in respect thereof as the Lessors shall reasonably require

3.20.4 Not to employ to carry out any permitted work in the Property any contractor or employee except such as shall previously have been approved in writing by the Lessors for the particular purpose provided that such consent shall not be unreasonably withheld

         Not to place signs etc.

3.21 Not without the prior written consent of the Lessors to place erect attach or exhibit in upon or to any part of the Property any sign notice placard or advertisement of any kind or nature whatsoever visible from outside the Property Provided that the Lessors shall not unreasonably withhold their consent to a sign of such size in such form and in such position on the exterior of the door into the Property as the Lessors reasonably require stating the name and business of the Lessee and lawful occupants of the Property or any part thereof

        Development

3.22     Without prejudice to anything herein contained

3.22.1 At all times to comply with the requirements of the Planning Act in so far as they affect the Property

3.22.2 Not without the prior written consent of the Lessors (provided that such consent shall not be unreasonably withheld or delayed in respect of any matter for which the Lessors' written consent has been obtained hereunder) to apply for permission to carry out on or in respect of the Property any development requiring permission under the Planning Act

3.22.3 Not to carry out or begin or in respect of the Property any development for the purposes of the Planning Act without the prior written consent of the Lessors (provided that such consent shall not be unreasonably withheld or delayed in respect of any matter for which the Lessors' written consent has been obtained hereunder) nor before the Lessors shall have acknowledged in writing that the relevant planning permission is satisfactory to the Lessors which acknowledgement may be withheld if in the opinion of the Lessors any provision thereof is prejudicial to the Lessors' interest in the Property or in the Lessors' Neighbouring Property

3.22.4 To comply with any conditions attached to any planning permission that the Lessee may implement including any such attached to any temporary planning permission which are intended to be complied with when the Property ceases to be used in accordance with that planning permission even though the period for which the permission is granted may extend beyond the expiry of the Term

         3.22.5 Whenever required to permit the Lessors to enter upon the Property to comply with any requirements lawfully made on them under the Planning Act by any competent authority notwithstanding that any action reasonably necessary for compliance interferes with the lessee's enjoyment of the Property

         Dealing with the Property

         3.23.1 Not to Deal With the Property except by a Permitted Assignment or by a Permitted Charge or by a Permitted Underletting

         3.23.2 Not to Deal With the Property by a Permitted Assignment or by a Permitted Charge or by a Permitted Underletting without the previous written consent of the Lessors Provided that such consent shall not be unreasonably withheld or delayed and Provided also that without prejudice to the foregoing or to the definition of a Permitted Assignment and for the purposes of Subsection (1A) of Section 19 of the Landlord and Tenant Act 1927 (as amended by the 1995 Act) it is hereby agreed that
                  (a) for the avoidance of doubt the Lessors may withhold consent to an assignment while the proposed assignee is not an Acceptable Tenant and-or while any rent or other moneys due hereunder are unpaid (b) any such consent may be subject to a condition that the assignor is to enter into an Authorised Guarantee Agreement and/or to a condition that any Surety (here meaning any person who shall have covenanted with the Lessors whether in this Lease or in any other document as surety or guarantor for the obligations of the assignor) is to join in the Authorised Guarantee Agreement to guarantee the obligations of the assignor to the Lessors thereunder and/or to a condition that the proposed assignee will be an Acceptable Tenant on the date of the assignment

         3.23.4 Not to reduce the rent payable under any Permitted Underletting nor to vary any of the provisions thereof nor to give any consent thereunder or pursuant thereto without the previous written consent of the Lessors provided that such consent shall not be unreasonably withheld in the case of an application consistent with the provisions of the Lease

         3.23.4 To procure that in any case where any Permitted Underletting is subject to any provision for the review of the rents or other sums payable in respect thereof or of the intervals at which such rents or other sums are to be reviewed or of any other matter such reviews are carried out in a timely and proper manner according to the provisions thereof

         3.23.5 On substantial breach of any covenant or condition by any Subtenant not to waive the same expressly or impliedly but to use its best endeavours to re-enter on the premises comprised in the relevant subtenancy and otherwise to enforce such covenant and condition provided that if an overriding lease shall be granted pursuant to Section 19 of the 1995 Act so that this Lease becomes an underlease the overriding lease shall provide that the tenant thereunder shall not forfeit or accept a surrender of the underlease without the previous written consent of the Lessors (provided that such consent shall not be unreasonably withheld or delayed)

         3.23.6 Within twenty-one days of any request by the Lessors from time to time in that behalf to provide the Lessors with the names and addresses of all Subtenants together with such details of their respective rights titles or interests as the Lessors may reasonably require including the rents or other sums payable in respect thereof and the terms on which such rights titles or interest were granted or acquired

3.23E.7 At the request of the Lessor to take such action as may be necessary to determine any subtenancy which is not a Permitted Underletting

         To register assignments etc.

3.24 Within one month after the date thereof to produce for registration with the Lessors either the original or a certified copy of (a) every document or instrument evidencing or effecting a dealing with the Property or any part thereof and (b) every probate or grant of administration assent or discharge of mortgage or Order of and Court or other disposition or devolution of title affecting the Property or any part thereof and in each case to supply for retention by the Lessors a true permanent copy of the relevant document or instrument and to pay or cause to be paid a resonable fee for every such registration and the Superior Landlords' registration fee.

         Lessee not to give acknowledgements of right of light etc.

3.25 Not to give any third party any acknowledgement that the access of light or air to any of the windows or openings in the Property is enjoyed by the consent of such third party nor to pay any third party any sum of money nor to enter into any agreement with any third party for the purpose of including such third party not obstruct the access of light or air to any windows or openings in the Property Not to install noisy machinery etc.

3.26 Not to install or use in or on the Property any equipment plant or machinery that causes or makes noise vibration or fumes which may be heard or experienced or inhaled outside the Property or which may cause injury to the Property or to the Lessors' Neighbouring Property or to any persons occupying or visiting the same

         Loading

3.27 Not to bring leave or deposit on any of the floors of the Property or of the Lessors' Neighbouring Property or upon any other part or parts thereof nor suspend from the walls or ceilings thereof anything whatsoever which may overload or cause strain damage or interference to the columns beams or structure thereof or the fixtures and fittings plant machinery or apparatus therein or thereon

         Rights of support

3.28 Not to do or omit in upon or about the Property any matter act or thing which might impair or prejudicially affect the support or shelter of the Lessors' neighbouring property or any other adjoining or neighboring property

         Effluent

3.29 Not to discharge any dangerous or deleterious substance into any service conduit serving the Property or the Lessors' Neighbouring Property

         Refuse

3.30 To remove all refuse and trade waste from the Property at regular and frequent intervals and pending collection by the local authority to the store the same in containers or receptacles to the satisfaction of the Lessors in such place as the Lessors shall designate for the purpose and not otherwise to obstruct or to accumulate any wast rubbish or refuse in or on the curtilage of the Building

         Security

3.31 At any time that the Property or any part thereof is unoccupied to take reasonable precautions to prevent vandalism theft and unlawful occupation

         Cost and charges

3.32 To pay on an indemnity basis all costs charges and expenses whatsoever (including architects' surveyors' solicitors' and other professional fees and disbursements) properly incurred by the Lessors in relation or incidental to:-

3.32.1   The recovery of arrears of rent or other payment due hereunder

3.32.2 The effecting of any forfeiture or the levying of any distress for non-payment of rent

3.32.3 Any notice served under Section 146 or Section 147 of the Law of Property Act 1925 or under the Leasehold Property (Repairs) Act 1938 or in or in comtemplation of proceedings thereunder nothwithstanding that forfeiture shall be avoided otherwise than by relief granted by the Court

3.32.4 The preparation and service of any schedule of dilapidations which may be served before or after the expiry of the Term

3.32.5 The preparation and service of any other notice or schedule (whether statutory or otherwise) relating to wants of repair to the Property or to other breaches of any of the covenants or obligations on the part of the Lessee and all inspections in resonable contemplation of or consequent upon the service of any such notice or schedule

3.32.6 Any forfeiture or other proceedings or steps subsequent to and consequent upon the service of any such notice or schedule as aforesaid

3.32.7 Any application made by the Lessee or any Subtenant for any consent licence or approval hereunder whether the same is granted or not granted subject to any qualification or condition

3.32.8 Approving any plans and/or specifications for the monitoring or inspecting any works carried out the Property or the installation of any equipment or systems therein

3.32.9 The abating of any nuisance at or about the Property or the execution of any works which may be required for abating such nuisance pursuant to any notice served by a local authority

3.32.10 The assessment of the rateable value of the Property or any part thereof including any negotiations with the District Valuer and any appeal to the Court or to the Lands Tribunal To comply with estate regulations

3.33.1 To perform and observe the regulations set out in the Telehouse Tenants' Handbook and in the Seventh Schedule and any other resonable regulations from time to time of the Lessors for the good management of the Building

3.33.2 To comply with regulations contained in the Superior Leases and with any other regulations required thereby to be complied with

         Not to insure

3.34.1 Not to effect any policy of insurance in respect of the Structure of the Property or the Structure of the Building or any part thereof (other than loss of rent after the expiry of any Rent Abatement Period) PROVIDED that if any such policy is effected in breach of this clause the Lessee shall hold the proceeds of any such policy in trust or procure that the same are held in trust at the option of the Lessors either to apply the said proceeds in the reinstatement or rebuilding of the Structure of the Property or the Structure of the Building (as the case may be) or to pay such proceeds to the Lessors

3.34.2 To permit the Lessors to enter onto the Property at any reasonable time during the Term on resonable notice to inspect and value the same for the purpose of assessing the sum for which the Structure of the Building or the Lessee's Works should be insured

3.34.3 If the Property or any part thereof shall be destroyed or damaged to notify the Lessors in writing as soon as reasonably practicable after such damage or destruction shall come to the notice of the Lessee

3.34.4 To comply with the reasonable requirements and recommendations of the Lessors' insurers in relation to the Property of which the Lessee has notice

         Not to avoid Lessors' insurance

3.34.5 Notwithstanding anything else contained in this Lease not to do or omit or fail to do during the Term in or upon the Property or any part thereof anything which or the omission of which or the failure to do which (as the case may be) may render the Lessors' policy or policies of insurance in respect of Building void or voidable or increase the premiums payable thereon or prejudice the ability of the Lessors to make or pursue a claim thereunder or limit curtail or otherwise prejudice the rights or entitlement of the insurers under the relevant policy

         Indemnity

3.35 Indemnify and keep indemnified the Lessors fully and effectually from and against all liabilities actions proceedings claims costs charges demands and expenses (including any increase of insurance premium) caused by or arising from

3.35.1   The use or occupation of the Property during the Term

3.35.2 The carrying out of any works (otehr than works carried out by or on behalf of the Lessors) on or to or the installation of any equipment or system in the Property during the Term

3.35.3   The state or condition of the Property during the Term

3.35.4   Any act or default during the Term of the Lessee

3.35.5 The infringement disturbance or destruction during the Term by the Lessee of any right or easement

3.35.6   The breach of any covenant or obligation of the Lessee

3.35.7 Any other cause in relation to the Property except only if or in so far as the same is caused by the act or default of the Lessors or any person having authority from the Lessors or their agents

         Notice of change of address or death of Surety

3.36 To notify the Lessors in writing from time to time of any change of its or the Surety's place of abode or business or registered office or of the death of the Surety forthwith after any such change or death Superior Lease

3.37 Not to do or omit in relation to the Property any act or thing which would or might cause the Lessors to be in breach of the Superior Leases or which if done or omitted would or might be a breach of the covenants by the Lessors or the conditions in the Superior Leases

         Landlord and Tenant (Covenants) Act 1995

3.38 Not unreasonably to object to any application by the Lessors under Sections 6 7 or 8 of the 1995 Act to be released from any landlord covenant of the tenancy hereby created

4       Lessors' covenant

The Lessors hereby covenant with the Lessee paying the rents hereby reserved and performing and observing the convenants and conditons herein contained and on the part of the Lessee to be performed and observed

         For quiet enjoyment

4.1 The Lessee shall and may peaceably and quietly possess and enjoy the Property during the Term without any interruptions from or by the Lessors or any person rightfully claiming from or under the Lessors

         To insure

4.2 Subject to availability of cover and to any exclusions conditions or provisions for excess from time to time agreed between the Lessors and their insurers the Lessors shall keep the Structure of the Building insured in not less than such amount as shall in the opinion of the Lessors' Surveyors from time to time be the cost of rebuilding or replacing the same against loss damage or destruction by the Insured Risks including professional fees in connection with rebuilding and reinstatement of the Structure of the Building cost of demolition and site clearance and additional costs incurred in alteration or rebuilding to meet local or planning authority requirements and subject as hereinafter provided shall as soon as it is possible and lawful to to so apply the proceeds of every such insurance (or so much thereof as necessary) in the rebuilding or reinstatement of the Structure of the Building with such variations as the Lessors may reasonably require or as may be necessary to comply with any statues

         To provide services

4.3      To perform the obligations set out in the Sixth Schedule

         Superior Lease

4.4 To pay the rents reserved by the payable by the Lessors under and to perform and observe the covenants on the part of the Lessors and the conditons contained in the Superior Leases except in so far as such performance and observance is the obligation of the Lessee under this Lease

         Provisos

5        PROVIDED ALWAYS AND IT IS EXPRESSLY AGREED as follows:-

         Forfeiture

5.1 If the rents hereby reserved or any part thereof shall remain unpaid for fourteen days after becoming payable (whether formally demanded or not) or if the Lessee or the Surety being a company unregistered company or corporation shall be or shall be deemed to be or shall be likely to become unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or make voluntary arrangement as referred to in Part I of the Insolvency Act 1986 or shall have an administration order made in respect of it or shall commence to be wound up either voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or shall have a receiver or administrative receiver appointed of all or any part of its assets or undertaking or if the Lessee or the Surety if more than one any of them being an individual shall make a voluntary arrangement as referred to in Part VIII of the said Act or make any other assignment for the benefit of or enter into any other arrangement with his creditors or shall have an interm order or bankruptcy order made in respect of him or if the Lessee or the Surety or if more than one any of them shall suffer any distress or excecution to be levied on its goods or if any covenant or condition on the part of the Lessee or the Surety herein contained shall not be performed or observed or if the Surety or if more than one any of them being an individual shall die and if in that event (if the Lessors shall so require) some other person reasonable acceptable to the Lessors shall not within three months after his deathconvenant with the Lessors in the same terms mutatis mutandis as the Surety's covenant hereinafter contained in substitution for him and at the cost of the Lessee than and in any of the said events it shall be lawful for the Lessors at any time thereafter to re-enter upon the Property or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Lessors against the Lessee or the Surety in respect of any arrears of rent or any breach of covenant or condition

         No waiver by acceptance of rent

5.2 If any of the said events referred to in the foregoing Clause shall occur the subsequent demand for or acceptance of rent by the Lessors shall not be treated as a waiver of the Lessors' right to forfeit this Lease or to re-enter on the Property and neither the Lessee nor any Subtenant shall in any proceedings for forfeiture plead or otherwise put forward any such demand or acceptance as a waiver or as a defence

         Interest on late payment

5.3 If any of or on account of the rent first hereby reserved or of the Estimated Service Charge (including in eitehr case any value added tax charged thereon) shall not be made on the due date (whether formally demanded or not) or if any other payment due hereunder from the Lessee to the Lessors shall not be made within seven days of becoming due or if following the occurence of any of the events referred to in Clause 5.1 acceptance of any instalment of rent or other payment shall be refused but it shall subsequently be accepted such rent or other payment shall without prejudice to any right or remedy of the Lessors be payable With Interest

         Notice

5.4 Section 196 of the Law of Property Act 1925 and Section 23 of the Landlord and Tenant Act 1927 as amended by the Recorded Delivery Service Act 1962 shall apply to notices required to be served hereunder and such provisions shall be extended as follows:-

5.4.1 Where the expression "the Lessee" or "the Surety" including more than one body or person service on any one of them shall be deemed to be service on them all

5.4.2 Any notice required or authorised by the said Acts or any other Act or this Lease to be served shall be correctly served if it is sent by post in a stamped envelope addressed to the Lessee or to the Surety (or any one of them as aforesaid as the case may be) at the last known place of abode or business or registered office in the United Kingdom of such Lessee or Surety or at the address of the Property AND proof of posting shall be proof of service

         Rent abatement

5.5 During any Rent Abatement Period (but excluding any period during which rebuilding or reinstatement shall be delayed by the act or default of the Lessee) and provided that the insurance moneys payable under any policy effected by the Lessors shall not be irrecoverable wholly or partly by reason soley or in part of any act or default of the Lessee and provided that if the Rent Abatement Period begins or continues on account of destruction of or damage to the Lessee's Works a claim in respect of such destruction or damage the Service Charge and the insurance premiums made payable by Clause 3.2 or such fair and just proportion thereof according to the nature and extent thereof as shall be Agreed or Determined shall cease to be payable and any rent or Estimated Service Charge paid in advance for any such period or such fair and just proportion thereof as aforesaid shall be repaid

Termination if reinstatement frustrated

5.6.1 If at any time during the Term the Structure of the Building or any part thereof shall be destroyed or damaged by any of the Insured Risks so that the Property is rendered unfit for the use hereby authorised the Lessors may terminate this Lease by serving notice in writing on the Lessee to that effect provided that in the reasonable opinion of the Lessors at the time of serving the said notice it is unlawful or impossible for the Lessors to rebuild or reinstate the Structure of the Building and if such notice is served before the expiry of three years from the occurrence of the said destruction or damage that such rebuilding or reinstatement will not have become lawful and possible before the expiry of such period

5.6.2 If the Structure of the Building or any part thereof shall be destroyed or damaged as aforesaid and if three years after the occurrence of such destruction or damage the Lessors shall not have started to rebuild or reinstate as aforesaid the Lessee may serve notice in writing (a "notice of request") on the Lessors requesting the Lessors to state whether in their opinion such rebuilding or reinstatement is lawful and possible provided that a notice of request shall not be served within three years after the occurrence of such destruction or damage and if the Lessors shall not within three months of service of a notice of request have stated in writing to the Lessee that in their opinion such rebuilding or reinstatement is lawful and possible the Lessee may terminate this Lease by notice in writing (a "notice of termination") to the Lessors to that effect provided that no notice of termination shall be served earlier than three months after service of a notice of request nor after the Lessors shall have stated in writing to the Lessee that in their opinion rebuilding or reinstatement is lawful and possible nor after the Lessors shall have started to rebuild or reinstate

5.6.3 On service of a notice under Clause 5.6.1 or of a notice of termination under Clause 5.6.2

(a) the Term shall thereupon determine but without prejudice to the rights of any party against the others in respect of any antecedent breach of the terms hereof and

(b) the insurance moneys payable under any policy effected by the Lessors and all interest thereon shall belong absolutely to the Lessors free from any obligation to apply the same in rebuilding or reinstatement

         Landlord and Tenant Act 1954

5.7 The provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 are excluded in relation to the tenancy granted by this Lease as the parties hereto hereby agree having been authorised to do so by the Order of the Court made on the day stated in the Particulars

    Section 62 L.P.A. 1925

5.8.1 Section 62 of the Law of Property Act 1925 shall not apply to this Lease Section 3 Prescription Act 1832

5.8.2 The access of light to the Property shall unless and until interrupted be enjoyed by consent of the Lessors and this provision shall be deemed to be a consent or agreement in writing made for that purpose within the meaning of Section 3 of the Prescription Act 1832

    Rent restriction

5.9 If at any time on or after the Review Date the provisions for revision of rent herein contained shall be restricted modified or curtailed or the rent which may be demanded paid or received for the Property shall be limited by law or by public policy:-

5.9.1 The Lessors may at any time after any such law or policy ceases to be in force or after the effect thereof is modified relaxed or amended (and after each such occasion if more than one) by notice in writing to the Lessee require the rent first hereby reserved to be revised

5.9.2 On service of any such notice as aforesaid the day of service thereof shall be deemed to be a new Review Date in addition to the Review Date stated in the Particulars a new Review Period shall accordingly be deemed to have started and a revised rent for that Review Period shall accordingly be ascertained as provided in the Third Schedule

         Exclusion of liability on parting with reversion

5.10 The Lessors (here meaning the original contracting party or any other person from time to time entitled to the reversion immediately expectant on the termination of the Term as the case may be) shall not be liable for any breach of the covenants on the part of the Lessors herein expressed or implied occurring after they shall have parted with their interest in reversion expectant on the determination of the Term

    Lessee's property

5.11 Without prejudice to any other right or remedy of the Lessee if after the expiry of the Term any property of the Lessee shall remain in the Property and the Lessee shall fail to remove the same within Twenty-eight days after being requested in writing by the Lessors so to do the Lessors may as agent of the Lessee (and the Lessors are hereby appointed by the Lessee to act as such) sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by the Lessors to the order of the Lessee provided that the Lessee shall indemnify the Lessors against any liability incurred by the Lessors to any third party whose property shall have been sold by the Lessors in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Lessee and was liable to be dealt with as such pursuant to this Clause

         Limitation of liabilty

5.12.1 The Lessors shall not be liable (except to the extent (if any) to which the Unfair

Contract Terms Act 1977 otherwise provides) to the Lessee for any loss damage costs or expenses suffered or incurred by the Lessee or by any other person directly or indirectly as a result of any of the following:-

(a) any breach of any obligation or duty of the Lessors whether contractual or statutory express or implied or any negligent or otherwise tortious failure of the Lessors to maintain repair decorate clean service or carry out any other work to or in respect of the Property or the Lessors' Neighbouring Property or any part thereof or any plant or machinery or other thing therein or thereon unless the Lessors shall have notice of the said breach or failure and shall have failed to make good the same within a reasonable time

(b) any breach of any such obligation or duty of the Lessors to provide any service in or for the Property or the Lessors= Neighbouring Property due to any cause outside the reasonable control of the Lessors

(c) any failure stoppage or defect of or in any plant or machinery in the Property or the Lessors' Neighbouring Property or interruption or diminution in the supply of light power heating water coolant or other services therein or thereto during inspection testing or maintenance or due to accident or other cause outside the control of the Lessors

(d) any loss of or delay in delivering or failure to deliver any property of or communication to or from the Lessee or any other person

(e)      any unauthorised act or default of any agent of the Lessors

5.12.2 The Lessors shall not be liable to the Lessee for any failure to warn the Lessee of the occurrence of any emergency or the failure of any system in the Property notwithstanding that the Lessors may give such warnings from time to time

5.12.3 The Lessors shall not in any circumstances be liable to the Lessee for any loss of profit or of goodwill or for any special indirect or consequential loss (including loss or damage incurred by or suffered by the Lessee as a result of a claim made or an action brought by a third party) notwithstanding that such loss may have been foreseeable or that the Lessors may have had notice that such loss might be incurred or suffered

         No warranty or representation as to permitted use

5.13 Nothing in this Lease contained shall imply or be deemed to imply any warranty or representation by the Lessors that the use of the Property for the permitted use stated in the Particulars or for any other purpose is or will be or will continue to be a permitted use under the Planning Act and it is hereby agreed that in entering into this Lease the Lessee does not rely on any such warranty or representation given by the Lessors or by any person on their behalf

    Entire contract

    5.14 Neither the Lessee nor the Surety has relied on or been induced to enter into this Lease by any representation or collateral warranty made or given by or on behalf of the Lessors except those made or given in writing by their solicitors on or before the execution hereof

     Termination of electricity supply

    5.15 If the consumption or use in the Property of electricity shall at any time exceed the rate from time to time permitted by the Lessors and if in the opinion of the Lessors or their agents or servants there is in consequence a risk of personal injury or of damage to the Building or to any of the equipment plant or machinery or systems in any part of the Building other than the Property then it shall be lawful for the Lessors without notice to the Lessee to terminate the supply of electricity to the Property but without prejudice to any other right or remedy of the

    Lessors against the Lessee

    6         Surety's covenant

The Surety in consideration of the demise herein contained having been made at its request hereby covenants with the Lessors as follows:-

    6.1 That the Lessee will pay the rents hereby reserved on the days and in manner aforesaid and will duly perform observe and comply with all the covenants and obligations of the Lessee from time to time hereunder and that in the case of default in any such payment of rent or performance or observance of such covenants or obligations the Surety will pay and make good to the Lessors on demand all loss damages costs and expenses thereby arising or incurred by the Lessors With Interest

    6.2 In the event of the Lease being determined by re- entry under the provisions of Clause 5.1 or being disclaimed by a liquidator or trustee in bankruptcy of the Lessee that the Surety will if the Lessors so require accept from the Lessors a lease of the Property for a term equal in duration to the residue remaining unexpired of the Term at the time of the grant of such lease to the Surety such lease to be at the same rents and to contain the like lessee's and lessors' covenants respectively and the like provisos and conditions in all respects (including the proviso for reentry and including the same Review Dates and the same decorating intervals date) as are herein contained the Surety paying the Lessors' solicitors' proper charges and disbursements for the preparation and completion thereof and in any event but without prejudice to any other liability of the Surety to the Lessors that the Surety will indemnify the Lessors in respect of all loss damages costs and expenses suffered or incurred by the Lessors by reason of such determination or disclaimer

6.3 That if the Lessors consent to an assignment of this Lease subject to a condition that the assignor is to enter into an Authorised Guarantee Agreement the Surety shall if so required by the Lessors join in the Authorised Guarantee Agreement to guarantee the obligations of the assignor thereunder

6.4 That any neglect or forbearance of the Lessors in endeavouring to obtain payment of the rents hereby reserved when the same become payable or in enforcing the performance or observance of the said covenants or obligations of the Lessee or any time which may be given by the Lessors to the Lessee or any variation of the terms of this Lease which may be agreed between the Lessors and the Lessee or any consent licence or approval which may be given by the Lessors to the Lessee shall not release or exonerate or in any way affect the liability of the Surety under the foregoing covenants

6.5 Forthwith to notify the Lessors in writing from time to time of any change of its place of abode or business or registered office

6.6 The covenants on the part of the Surety herein contained take effect subject as provided in Section 24 of the 1995 Act

7 Declaration by a Lessee which is not resident or which does not have its registered office within the jurisdiction of the English Courts

7.1 The Lessee acknowledges and declares that this Lease and the rights and obligations of the Lessee hereunder are governed by English law

7.2 The Lessee irrevocably and unconditionally agrees that any proceedings in relation to this Lease may and shall be brought in the English Courts and submits to the jurisdiction of the English Courts in respect of any such proceedings

7.3 The Lessee hereby authorises and appoints [ ] to accept service on behalf of the Lessee of any notices served hereunder (but without prejudice to the provisions herein contained as to the service of notices) and of any proceedings in respect hereof

7.4 If at any time during the Term the said Lessee's solicitors or any other solicitor or firm of solicitors authorised or appointed in their place or any other person or persons authorised or appointed to accept service on behalf of the Lessee shall be or become unable or unwilling to accept service of any such notice or proceedings on behalf of the Lessee the Lessee shall forthwith authorise and appoint another solicitor or firm of solicitors practising in England to accept service of such notices and proceedings on behalf of the Lessee in their place and shall forthwith notify the Lessors thereof

8. The parties hereto declare that this Lease is a new tenancy within the meaning of Section I of the 1995 Act

I N W I T N E S S whereof this Lease has been duly executed as a deed by the parties hereto the day and year first above written

                               THE FIRST SCHEDULE

                                     PART I

                                 (The Property)

The Property includes

(a) such of the walls laying within the Property as are not structural or load bearing

(b) all the internal plastered coverings and plaster work of the walls bounding and laying within the Property

(c) the doors and door frames and windows and window frames fitted in the said walls

(d) all the coverings of the ceilings of the Property and all suspended ceilings and hangers

(e)      the raised floors and the floor coverings

(f) all fixtures and fittings plant machinery apparatus and appurtenances and all additions thereto (other than tenant's and trade fixtures and fittings) not hereinafter expressly excluded

(g) any Service Conduits laid in and serving exclusively the Property but excludes the columns and beams of the Building and all structural and load bearing walls the glass in the windows and the roof slab and everything above the roof slab and the floor slab and every thing below the floor slab of the Property and any Service Conduits in the Property which serve other parts of the Building

                                     PART II

         (Easements rights and priveleges granted by this demise)

1. The right for the Lessee its servants agents and visitors in common with the Lessors the Superior Landlords and those authorised by them and all others having the same right respectively to pass and repass at all times and for all purposes with or without vehicles over the road or roads leading from the public highway to the Building until the same shall be adopted by the highway authority and shall become maintainable at public expense for the purpose of access to or egress from the Building provided that the Lessors or the Superior Landlords shall be entitled from time to time to stop up or to re-locate the situation of such road or roads on condition that there shall remain or the Lessors or the Superior Landlords shall have provided by deed similar rights over an alternative means of access to the Building whereupon the right granted above shall cease and be substituted by a right over such alternative means of access

2. The free passage of water soil gas electricity electronic signals and other services to and from the Property by and through the Service Conduits which now are or at any time during the perpetuity period may be in the Lessors' Neighbouring Property and serve the Property

3. The right to shelter protection and vertical and lateral support from the Lessors' Neighbouring Property

4. The right (in common with the Lessors and all others having the like right) to use such of the Common Parts of the Building and for such purposes as are stated in the Particulars

                                    PART III

                          (Exceptions and Reservations)

1. Full right and liberty at any time and from time to time during the Term to erect buildings erections or structures upon or alter or rebuild any such buildings erections or structures from time to time erected on the Lessors= Neighbouring Property and to authorise and consent to the rebuilding of or the making of any addition to or alteration in any other adjoining or neighbouring property to any extent and in any manner notwithstanding that the access of light and air to the Property or any part thereof (whether as now or at the relevant time enjoyed) may thereby be obstructed diminished or interfered with or that the carrying out of such works may cause temporary obstruction annoyance or inconvenience to the Lessee Provided that the Lessee's use and enjoyment of the Property is not thereby unreasonably prejudiced

2. The right for the Lessors and the tenants and occupiers of the Lessors' Neighbouring Property to the free passage of water coolant soil gas air electricity electronic signals and other services through the Service Conduits now or at any time during the perpetuity period in through under or upon the Property

3. The right for the Lessors at all reasonable times during the Term upon giving prior notice (except in the case of emergency) to enter (and in emergency to break and enter) the Property for the purpose of inspecting repairing renewing decorating cleansing or carrying out maintenance works thereto or to the Lessors' Neighbouring Property or for the purpose of taking such measures as the Lessors shall think to Deal With any emergency in the Property or in the Lessors= Neighbouring Property or for the purpose of removing altering replacing or improving the Service Conduits serving the Property or the Lessors' Neighbouring Property or installing such Service Conduits or plant or for any purpose that in the opinion of the Lessors is necessary to enable the Lessors to comply with their obligations under the Superior Leases but so that the persons carrying out the work shall cause as little damage or inconvenience as possible and shall make good all damage thereby caused to the Property or to the Lessee's Works but shall not be liable to the Lessee for any consequential loss of profit or other economic loss

4. The right to shelter protection and vertical and lateral support from the Property for the Lessors' Neighbouring Property

                               THE SECOND SCHEDULE

                                  (DEFINITIONS)

1. "the 1995 Act" means the Landlord and Tenant (Covenants) Act 1995

2. an "Acceptable Tenant" means a proposed assignee or undertenant (as the case may be) either which has an address for service and assets which are in the reasonable opinion of the Lessors of an appropriate nature and value within the jurisdiction of the English Courts or in respect of which a surety having an address for service and assets which are in the reasonable opinion of the Lessors of an appropriate nature and value within the jurisdiction of the English Courts shall before the relevant assignment or underletting takes place have covenanted with the Lessors in the terms of the Surety's covenant herein contained (mutatis mutandis) or in such other terms as the Lessors shall reasonably require

3. "Authorised Guarantee Agreement" means an authorised guarantee agreement for the purposes of the 1995 Act in the form (mutatis mutandis) set out in the Eighth Schedule hereto or in such other form as the Lessors shall reasonably require

4. "Agreed or Determined" means agreed between the Lessors and the Lessee or in the event of disagreement determined or awarded by an Independent Surveyor

5. "the Building Service Charge" is the amount of the expenses and outgoings incurred or deemed to be incurred by the Lessors in respect of the heads of expenditure set out in the Fourth Schedule (including interest charged on any money reasonably borrowed for that purpose) and is subject to the terms and provisions of the Fifth Schedule and "the Estimated Building Service Charge" is the estimated amount thereof pursuant to the provisions of the Fifth Schedule

6. "the Common Parts of the Building" are the parts of the Building that are not included in the Lettable Parts of the Building

7. to "Deal With" the Property means to assign transfer mortgage charge underlet declare trusts over or otherwise dispose of or alienate or share occupation or possession of the whole or any part of the Property but does not include permitting a company which is a member of the same group as the Lessee for the purposes of the Landlord and Tenant Act 1954 to occupy and carry on business in the Property during such time only as such company remains a member of such group provided that no tenancy is thereby created and "dealing with" has a corresponding meaning

8. "Independent Surveyor" means a single Chartered Surveyor agreed upon between the Lessors and the Lessee or in the event of the Lessors and the Lessee being unable to agree appointed on the application of either the Lessors or the Lessee by or on behalf of the President for the time being or next senior available officer of The Royal Institution of Chartered Surveyors who shall act as an arbitrator under the provisions of the law for the time being in force relating to arbitration or if the Lessors and the Lessee so agree as an expert (in which case he shall afford the Lessors and the Lessee a reasonable opportunity to make representations to him whether in respect of matters of fact law or valuation and he shall be entitled to require such other representations evidence or expert advice as he thinks fit whose fees and expenses shall be borne by the Lessors and/or the Lessee as he shall award who shall have power to make an award of costs and whose decision shall be final and binding on the parties hereto)

9. "the Insurance Premium proportion" is such proportion as shall from time to time fairly and reasonably be apportioned to the Property by the Lessors' insurers (or in the absence of such apportionment as shall fairly be apportioned by the Lessors' Surveyors) to the intent that the whole of the relevant premium shall be apportioned between the Property and the other Lettable Parts of the Building taking into account their respective net internal floor areas and any other relevant factors

10. "the Insured Risks" are destruction or damage by fire lightning explosion storm tempest flooding earthquake (fire and shock) bursting or overflowing of water tanks apparatus and pipes aircraft and articles dropped there from impact riot civil commotion and malicious damage and such other causes as in the reasonable opinion of the Lessors or the Superior Landlords should from time to time be insured

11. "the Lessee's Works" are the partitioning equipment systems and other works installed in or on the Property by the Lessee or by any predecessor in title of the Lessee

12. "the Lessors' Neighbouring Property" means the Building and any adjacent or neighbouring land or property in which from time to time the Lessors have an interest whether in possession or reversion and whether the same is held by the Lessors or by some person in trust for them and whether the Lessors have such interest at the date hereof or acquire such interest after the date hereof (but during the perpetuity period)

13. "the Lettable Parts of the Building" are the Property and the other parts of the Building constructed or designed for separate occupation by the tenants thereof and defined in the same manner as the Property

14. A "Permitted Assignment" is either

         (a) (in the case of an assignment of this Lease) an assignment of the whole of the Property to an Acceptable Tenant

     or  (b)      (in the case of an assignment of a Permitted Underletting)
                  an assignment of the whole of the Property on or before the execution of which the assignee shall have entered into a direct covenant with the Lessors for the duration of the term of that Permitted Underletting to observe and perform the covenants (other than for the payment of rent insurance premiums Service Charge and Estimated Service Charge) on the part of the underlessee therein contained save if and to the extent that the assignee shall earlier be released from the tenant covenants of the relevant Permitted Underletting pursuant to the 1995 Act

15. "a Permitted Charge" is a mortgage or charge of the whole of the Property

16. A "Permitted Underletting" is an underletting of the whole of the Property to an Acceptable Tenant which effectively prohibits any further dealing with the Property or any part thereof howsoever remote or inferior except by a Permitted Assignment or by a Permitted Charge but then not without the prior written consent of the Lessors (provided that such consent is not to be unreasonably withheld) and provided that the Lessors may withhold consent to an assignment while the proposed assignee is not an Acceptable Tenant and that any such consent may be subject to a condition that the proposed assignee will be an Acceptable

Tenant on the date of the assignment)

Provided that an underletting is not a Permitted Underletting

         (i) unless on or before the execution thereof the underlessee shall have entered into a direct covenant with the Lessors for the duration of the term thereby granted including the period of any extension or continuation thereof whether contractual or statutory and any period after the expiry of the said term during which the underlessee or any Subtenant remains in occupation of the relevant premises or any part thereof (save if and to the extent that the underlessee shall earlier be released from the tenant covenants in that Permitted Underletting pursuant to the 1995 Act) to observe and perform the covenants (other than for the payment of rent insurance premiums Service Charge and Estimated Service Charge) on the part of the underlessee and the conditions therein contained and in respect of which either

         (a) the underlessee has an address for service of proceedings and assets which are of an appropriate nature and value within the jurisdiction of the English Courts or

         (b) a surety having an address for service and assets which are of an appropriate nature and value within the jurisdiction of the English Courts shall before the execution thereof have covenanted with the Lessors in such terms as the Lessors shall reasonably require that the underlessee shall for the duration of the term thereby granted observe and perform the said covenants and conditions

         (ii)     if a fine or premium is paid on the grant thereof

         (iii) if (unless otherwise required by an Order of the Court or by statute) the rent thereby reserved (exclusive of any payment in respect of insurance premiums or the provision of services) is less than the best yearly rent obtainable without taking a fine or premium in the open market by a willing landlord from a willing tenant

(iv) unless the yearly rent reserved is payable by equal quarterly instalments in advance on the Quarter Days

(v) unless (in the case of an underletting for a term which will or may extend beyond any Review Date) it contains provisions for review of the rent reserved on the same dates and in the same manner (mutatis mutandis) as the rent hereby reserved

(vi) unless it is in writing and contains covenants on the part of the Subtenant and conditions in the same terms (mutatis mutandis) as are herein contained with such variations only thereto as shall have been approved in writing by or on behalf of the Lessors (provided that such approval shall not be unreasonably withheld)

(vii) unless the provisions of Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954 as amended by the Law of Property Act 1969 are effectively excluded in relation thereto such exclusion having first been authorised if necessary by an Order of the appropriate Court under Section 38 of the said Act as amended

17. "the Perpetuity Period" means the period of eighty years from the date hereof or the duration of the Term (whichever is the shorter) and is the perpetuity period applicable hereto

18. "the Planning Act" means the following:-The Town and Country Planning Act 1990 The Planning (Listed Buildings and Conservation Areas) Act 1990 The Planning (Consequential Provisions) Act 1990 The Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991

19. The "Quarter Days" are 1st January 1st April 1st July and 1st October in each year

20. "a Rent Abatement Period" means any period during which the Property or any part thereof is rendered unfit for the use hereby authorised by reason of destruction of or damage to the Property or the Building or any part thereof the means of access thereto or any essential services therefor by any of the Insured Risks but subject to a maximum period of four years from the date of such destruction or damage

21. "Review Period" means a period starting on the Review Date and ending at the end of the Term as the context requires

22. "the Service Charge" is the Service Charge proportion of the Building Service Charge and "the Estimated Service Charge" is the Service Charge proportion of the Estimated Building Service Charge

23. "the Service Charge proportion" is such proportion as shall from time to time fairly and reasonably be apportioned to the Property by the Lessors or their Surveyors

24. "Service Conduits" means the cables wires gutters drains sewers pipes ducts watercourses and other channels conduits and conducting media through along or by means of which services are provided to or from the Property or other property as the context requires

25. "the Structure of the Building" is the whole of the Building including all landlord's fixtures and fittings but excluding the Lessee's Works and works of a similar kind installed by existing tenants or their respective predecessors in title in the other Lettable Parts of the Building and tenant's fixtures and fittings

26. "the Structure of the Property" is the whole of the Property excluding the Lessee's Works

27. "Subtenant" means any person (other than the Lessee or a person whose right title or interest is in reversion to this Lease) in possession or occupation or having any right title or interest in the Property or any part thereof whether as lessee tenant licensee or otherwise and howsoever remote or inferior and "subtenancy" has a corresponding meaning

28. "the Superior Landlords" are the persons from time to time entitled to the reversions immediately expectant on the terms respectively granted by the Superior Leases and references to the Superior Landlords are references to all or any of them as the context requires

29. "the Superior Leases" are the following leases superior to this Lease by which the Building was demised for the terms thereby respectively granted or such of them as shall be subsisting at any relevant time:

         (a) a lease dated the Twenty-eighth day of March 1990 and made between The London Docklands Development Corporation (1) and the Lessors (2)

         (b) a lease dated the Twenty-eighth day of March 1990 and made between the Lessors (1) and Lombard Leasing Industries Limited
                  (2)

         (c) a lease dated the Twenty-eighth day of March 1990 and made between Lombard Leasing Industries Limited (1) and the Lessors
                  (2)

         (d) a Lease dated the Thirtieth day of June 1994 and made between Natwest Leasing Industries (1) and Telehouse Holdings Limited
                  (2)

and references to the Superior Leases shall include references to all or any of them as the context requires

30. "the Telehouse, Tenants' Handbook" is the Lessors' handbook so titled for the guidance of tenants of the Building as the same may from time to time reasonably be amended by the Lessors

31. "With Interest" means together with interest on the payment to which it relates from the day that payment became due until the day of actual payment at a rate equal to Four per cent per annum above National Westminster Bank PLC base rate for the time being in force or if there shall be no such base rate or if it shall not be ascertainable such other rate as nearly equivalent thereto as possible as the Lessors shall reasonably stipulate which interest shall be calculated from day to day as well after as before judgment and shall be compounded on each quarter day

                               THE THIRD SCHEDULE
                        (Provisions for revision of rent)

1. The revised rent for the Review Period shall subject to paragraphs 2 and 3 of this Schedule be such as may be Agreed or Determined to be the best yearly rent which would be agreed for a letting of the Property at the relevant Review Date without a fine or premium in the open market by a willing landlord to a willing tenant ("the hypothetical tenant") after the expiry of a rent free period of such length as would be so agreed

(A)      on the following assumptions at that date:

(i) that the net internal floor area of the Property is that stated in the Particulars (ii) that the Property is fully constructed fit ready and available for and capable of immediate occupation and use for the permitted use and that the hypothetical tenant requires no time to fit out the same and to install its equipment and systems for that use

(iii) that the Property may be used for the permitted use and for any other use permitted by any consent licence or approval given by the Lessors before the relevant Review Date disregarding any condition restriction or limitation as to who may occupy or use the Property or as to the period of such occupation or use however imposed or arising (whether or not under such consent licence or approval)

(iv) that in case the Property the means of access thereto or any essential services therefor or the Lessors= Neighbouring Property or any part thereof have been destroyed or damaged they have been fully restored

(v) that the Property is to be let with vacant possession subject to a lease on terms similar to the provisions of this Lease mutatis mutandis (other than the amount of the rent first hereby reserved and excluding the provision for payment of and references to the Supplementary Rent but including the provisions for revision of the Base Rent) for a term equal to the Term as originally granted by this Lease but on the assumption that the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 are not to be excluded in relation to the tenancy thereby granted and on the assumption that the said lease contains no covenants by the hypothetical tenant to carry out any works to or to install any systems in the Property nor any covenant to remove the Lessee's works tenant's and trade fixtures and fittings or alterations or to restore the Property and make good and subject to and with the benefit of any deed of variation consent licence or approval or other instrument relating to this Lease notwithstanding that it may be personal to a particular Lessee

(vi) that the covenants herein contained on the part of the Lessors and the Lessee have been fully performed and observed

(vii) that without prejudice to anything herein contained the Lessors will not unreasonably withhold their consent licence or approval to any proposal which requires such consent licence or approval subject to the qualification whether express or implied that it may not unreasonably be withheld

         (viii) that the hypothetical tenant is able to recover whether by way of repayment or credit any value added tax charged or chargeable on the rent and any other amount paid or payable by the Lessee hereunder

(B)      but disregarding:-

         (i) any effect on rent of the fact that the Lessee or any predecessor in title has been in occupation of the Property

         (ii) any goodwill attached to the Property by reason of the carrying on thereat of the business of the Lessee or any predecessor in title in business

         (iii) any increase in rental value of the Property attributable to the existence at the relevant Review Date of any improvement to the Property or any part thereof carried out otherwise than in pursuance of an obligation to the Lessors or their predecessors in title with written consent where required by and at the expense of the Lessee or any predecessor in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant such term

         (iv) any alterations or additions to the Property or any part thereof carried out by the Lessee or by any predecessor in title at any time the effect of which at the relevant Review Date is to diminish the rental value of the Property

         (v) any effect on rent of the fact that any payment or allowance that in the open market a landlord of the Property might for any reason have been willing to make to an incoming tenant has not been paid or made to the hypothetical tenant

2. If it shall be Agreed or Determined that there is no relevant comparable evidence from dealings with or rent reviews concerning any of the Lettable Parts of the Building of the said rent for which at the Review Date the Property might be let as aforesaid the revised rent for the relevant Review Period shall be a rent equal to the aggregate of (I) the Initial Base Rent or the Hypothetical Office Rent for the relevant Review Period ascertained as provided in paragraph 3 of this Schedule or the Hypothetical Office Rent for any earlier Review Period ascertained as provided in paragraph 3 of this Schedule whichever is the greatest and (ii) the Initial Supplementary Rent or the reviewed Supplementary Rent for the relevant Review Period ascertained as provided in paragraph 5 of this Schedule or the reviewed Supplementary Rent for any earlier Review Period ascertained as provided in paragraph 5 of this Schedule whichever is the greatest

3. The Hypothetical Office Rent for any Review Period shall be such as may be Agreed or Determined to be the best yearly rent for which at the relevant Review Date the Hypothetical Office Space might reasonably be let without a fine or premium in the open market by a willing landlord to a willing tenant ("the hypothetical tenant") after the expiry of a rent free period of such length as would be so agreed

(A) on the following assumptions at that date:

         (i) that the Hypothetical Office Space is fully constructed fit ready and available for and capable of immediate occupation and use as office space and that the hypothetical tenant requires no time to fit out and equip the same for that use

         (ii) that the Hypothetical Office Space is to be let with vacant possession subject to a lease on terms similar to the provisions of this Lease mutatis mutandis and so far as applicable to a lease of office space (other than the amount of the rent first hereby reserved and excluding the provision for payment of and all references to the Supplementary Rent but including the provisions for revision of the Base Rent contained in the Lease as if the Hypothetical Lease was the Property except for paragraphs 2 3 4 and 5 of this Schedule and except that the Review Dates shall be assumed to be at five-yearly intervals) for a term equal to the Term as originally granted by this Lease but on the assumption that the permitted use is as offices and on the assumption that the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 are not to be excluded in relation to the tenancy thereby granted and on the assumption that the said lease contains no covenants by the hypothetical tenant to carry out any works to or install any systems in the Property nor any covenant to remove the Lessee's works tenant's and trade fixtures and fittings or alterations or to restore the Property and make good

         (iii) that the covenants herein contained on the part of the Lessors and the Lessee shall have been fully performed and observed so far as applicable to the Hypothetical Office Space

         (iv) that the landlords of the Hypothetical Office Space will not unreasonably withhold their consent licence or approval to any proposal which requires such consent licence or approval subject to the qualification that it may not unreasonably be withheld

         (v) that the hypothetical tenant is able to recover whether by way of repayment or credit any value added tax charged or chargeable on the rent and any other amount paid or payable by the Lessee hereunder

         (vi) that the rates payable in respect of the Hypothetical Office Space are such rates as shall be Agreed or Determined to be likely to be payable in respect of the Hypothetical Office Space at the relevant Review Date and not the rates actually payable in respect of the Property

         (vii) that the Service Charge payable in respect of the Hypothetical Office Space is such service charge as shall be Agreed or Determined to be likely to be payable in respect of the Hypothetical Office Space at the relevant Review Date and not the service charge actually payable in respect of the Property under the provisions of this Lease

(B) but disregarding any effect on rent of the fact that any payment or allowance that in the open market a landlord of the Hypothetical Office Space might for any reason have been willing to make to an incoming tenant has not been paid or made to the hypothetical tenant

4. In paragraph 3 above the Hypothetical Office Space is hypothetical office space having approximately the same net internal floor area as the Property in an office building constructed in accordance with a specification comparable with that of the office building of the highest standard constructed or under construction in the Isle of Dogs Enterprise Zone (as designated by the Isle of Dogs Enterprise Zone Designation Order 1982) at the date of this lease but with any variations thereto that accord with the actual specification of the Building in so far as such variations would increase the rental value of the Property with appropriate amenities and services including without prejudice to the generality of the foregoing air-conditioning and adequate car-parking

5.         (A)  In this paragraph of this Schedule

  "Index" means the all Items' index figure of Index Retail Prices published by the Department of Employment or any successor Ministry or Department

  "the Base Figure" is the Index for the month preceding the Base
                    Date "the Base Date" is

   "Increase"       means the amount (if any) by which the Index for the month preceding the relevant Review Date exceeds the Base Figure

(B) The reviewed Supplementary Rent for any Review Period shall subject to subparagraphs (C) and (D) be the aggregate of (i) the Initial Supplementary Rent and (ii) the amount which shall be Agreed or Determined to be the amount which bears the same proportion to the Initial Supplementary Rent as the Increase bears to the Base Figure

(C) If the reference base used to compile the Index shall change after the Base Date the figure taken to be shown in the Index after the change shall be the figure which would have been shown in the Index if the reference base current before the Base Date had been retained

 (D) If on any Review Date it is impossible by reason of any change after the Base Date in the methods used to compile the Index or for any other reason whatever to calculate the revised Supplementary Rent for the relevant Review Period by reference to the Index the revised Supplementary Rent for that Review Period shall be such amount as shall be calculated by reference to such alternative basis as shall be Agreed or Determined to be appropriate to ensure as nearly as possible that the Supplementary Rent increases with increases in the general level of retail prices

6. IT IS HEREBY FURTHER PROVIDED in relation to the said revised rents as follows:-

         (A) When the amount of any rent to be Agreed or Determined as hereinbefore provided shall have been so Agreed or Determined memorandums thereof shall thereupon be signed by or on behalf of the Lessors and the Lessee and annexed to this Lease and the counterpart thereof and the parties shall bear their own costs in respect of such memorandums

         (B) (i) If the revised rent payable on and from any Review Date has not been Agreed or Determined by that Review Date rent shall continue to be payable at the rate previously payable and forthwith upon the revised rent being Agreed or Determined the Lessee shall pay to the Lessors any shortfall between the rent previously payable and the revised amount for the period up to and including that due on the preceding Quarter Day With Interest (but at a rate Four per cent per annum below the rate defined in paragraph 28 of the Second Schedule) on the shortfall as if the revised rent became due on and from the Review Date

                  (ii) for the purposes of this proviso the revised rent shall be deemed to have been Agreed or Determined on the day when the same has been agreed between the parties or as the case may be at the date of the award or determination by the

                  Independent Surveyor

7. Time shall not be of the essence as to any provision of this Schedule

                               THE FOURTH SCHEDULE

               (Lessors' expenses and outgoings for the purpose of
                          the Building Service Charge)

1. The cost of inspecting repairing maintaining rebuilding or renewing (so far as necessary to keep the same in good tenantable repair and condition) the Structure of the Building (other than the Lettable Parts of the Building)

2. The cost of cleaning treating preserving decorating and lighting the exterior and interior of the Building (other than the Lettable Parts of the Building)

3. The cost of cleaning the exterior of and from time to time when necessary renewing and replacing the glass in the windows of the Building

4. The cost of operating inspecting testing servicing maintaining (including the cost of maintenance contracts where applicable) modernising and renewing or replacing as need be the boilers lifts air-conditioning plant cooling plant security systems and other plant machinery and systems serving the Building

5. The cost of providing heating and hot water to the Building

6. The cost of water electricity gas oil and other fuel supplied to the Building but excluding the cost of any water electricity gas oil and other fuel supplied to the Lettable Parts of the Building

7. The cost of employing a Building Manager (if any) and engineering staff or consultants for the operation and maintenance of the plant machinery and systems serving the Building and staff for the general supervision cleanliness maintenance and management of the Building and for reception security and other services in the Building and of all incidental expenditure in relation to such employment (including but without limiting the generality of such provision the payment of the statutory and such other insurance health pension welfare and other payments contributions and premiums that the Lessors may in their discretion deem desirable or necessary and the cost of vehicles uniforms clothes tools materials and other equipment for the proper performance of their duties)


8. The cost of providing office storage or other accommodation within the Building for the use of such staff employed or contractors or consultants or agents engaged by the Lessors in connection with the operation or management of the Building or the provision of services in or for the Building or storage of plant machinery or materials including without prejudice to the generality of the foregoing all existing and future rates taxes charges duties impositions assessments and outgoings for the time being payable in respect thereof and the cost of electricity gas fuel oil water telephone and other services used in connection therewith and the cost of maintenance repairs and decoration thereof and the cost of furniture machinery and equipment therefor and the cost of incidental office expenditure

9. All existing and future rates taxes charges duties impositions assessments and outgoings for the time being payable by the Lessors in respect of the Building except such as are hereinbefore covenanted to be paid by the Lessee or such as being of a similar nature to those hereinbefore covenanted to be paid by the Lessee relate solely to the Lettable Parts of the Building

10. The proper and reasonable fees and expenses of the Lessors' agents (if any) for the general management of the Building and for the collection of rent and service charge (and where no such agents are employed and the management of the Building is undertaken by the Lessors a proper and reasonable fee therefor) and of the Lessors' Surveyors and such solicitors engineers surveyors auditors accountants architects or other professional persons as the Lessors may from time to time reasonably instruct in connection with any matter to be determined under this Lease or with the administration and management of the Building and the Building Service Charge

11. Any amount which the Lessors shall pay or shall property be called upon to pay as a contribution towards the expense of making supporting repairing maintaining rebuilding renewing cleansing or lighting party and other walls fences roads paths gutters sewers drains or other structures services or facilities belonging to or used or enjoyed for the Building in common with other property (including Surveyors and other professional fees in connection therewith)

12. The cost of complying with making representations against or otherwise contesting all statutes and instruments orders rules regulations and bye- laws made or served thereunder in respect of the Building (other than the Lettable Parts of the Building or the use or occupation thereof) or any landlord's or tenant's fixtures and fittings plant machinery apparatus or appurtenances therein

13. The cost of enforcing and making good for the benefit of the Building breaches of covenants (other than covenants for payment of rent or other liquidated sums) similar to the Lessee's covenants set out in this Lease entered into now or hereafter by lessees of the Lettable Parts of the Building and regulations made in relation thereto less amounts recovered from such lessees in respect of such breaches

14. The cost of insuring the contents of the Building in the ownership or custody of the Lessors the fixed glass in the Common Parts and the windows of the Building the plant and machinery in or serving the Building employer's and occupier's and owner's liability in respect of the Building and such other insurances in respect of such risks and in such sums as the Lessors in their discretion deem desirable or necessary (except in so far as such cost is included in the premiums for insuring the Structure of the Building charged under Clause 3.2) and the cost of obtaining any valuation for the purpose of assessing the values for insurance of the Structure of the Building

15. The cost of preparing making and recovering any insurance claim in respect of the Building including the fees of any loss adjuster or assessor

16. The cost of doing or causing to be done all such works installations acts matters and things as the Lessors may from time to time reasonably deem necessary or advisable for the proper maintenance safety and administration of the Building

17. Any standing charges or other charges relating to the electrical circuits and installations in or for the Building but excluding charges for the consumption of electricity in the Lettable Parts of the Building

18. The cost of tending and keeping tidy and planting and replacing such trees shrubs plants and flowers as the Lessors shall reasonably deem to be appropriate in the Common Parts of the Building or the open areas thereof

19. The cost of repairing renewing or replacing any carpets or other floor coverings in the Common Parts of the Building

20. The cost of supplying (but not the cost of original installation) such air-conditioning ventilation and other air handling in the Building as the Lessors shall in their discretion from time to time deem desirable or necessary

21. The cost of supplying coolant to the Lettable Parts of the Building

22. The cost of operating inspecting testing servicing maintaining (including the cost of maintenance contracts where applicable) repairing modernising and renewing or replacing as need be such fire fighting and warning and other safety equipment in the Building as the Lessors may reasonably from time to time deem desirable or necessary or as may be required to be supplied and maintained by them by statute or by the fire or other appropriate authority for the district including the cost of supplying and installing equipment additional to or in substitution for the equipment originally installed

23. The cost of distributing and collecting mail within the Building

24. The cost of maintaining renewing replacing repairing and keeping in good and serviceable order and condition the fixtures and fittings carpets furniture and furnishings and reading material in the Building (other than the Lettable Parts of the Building) and all appurtenances appointments fixtures and fittings bins receptacles tools appliances materials and other things which the Lessors may from time to time reasonably deem desirable or necessary for the Building

25. The cost of refuse collection storage and disposal including charges for supplying and maintaining equipment

26. The cost of keeping the common toilet and lavatory accommodation in the Building clean and lit and supplied with requisites

27. The cost of providing such other services for the Building for the benefit of the tenants thereof and others therein as the Lessors shall reasonably from time to time consider desirable or necessary

28. The cost of making good any damage done to the Building or any neighbouring premises in the course of fulfilling any obligation of the Lessors or providing any services or carrying out any works in or in relation to the Building

29. The cost of any allowance in respect of rent or other compensation reasonably made to any tenant or other occupant of the Building (including the Lessee) in respect of disturbance caused by the Lessors carrying out works to the Building

30. The cost to the Lessors of complying with their obligations contained in the Sixth Schedule and in the Superior Leases (except for the payment of rent) not otherwise provided for in this Schedule

31. The proportion payable by the Lessors under the Superior Leases of the costs expenses outgoings fees disbursements and taxes incurred or payable by the Superior Landlords or any of them in respect of the Common Parts and the Estate (as therein defined) 32. The cost of any irrecoverable value added tax charged in respect of any of the foregoing

                               THE FIFTH SCHEDULE

                      (Terms and provisions relating to the
                            Building Service Charge)

1. The purpose of the Building Service Charge is to enable the Lessors to recover all the moneys which the Lessors may spend in respect of outgoings of the Building so that there shall be no residual cost to the Lessors

2. The expression "Service Charge Year" shall mean such period (which may be longer or shorter than a calendar year and may include periods before the start of and/or after the expiry of the Term) as the Lessors or their Surveyors may in their discretion from time to time determine as being that for which the accounts of the Lessors relating to the Building shall be made up

3. The amount of the Building Service Charge for each Service Charge Year shall be ascertained and certified by a certificate (hereinafter called "the Certificate") signed by the Lessors' Surveyors or Accountants so soon after the end of the relevant Service Charge Year as may be practicable and shall relate to such Service Charge Year in manner hereinafter mentioned (any apportionment necessary at the beginning or end of the Term being made on the assumption that expenditure on services is incurred at a constant daily rate)

4. A copy of the Certificate for each Service Charge Year shall be supplied by the Lessors to the Lessee on written request and without charge to the Lessee

5. The Certificate shall contain a fair summary of the Lessors' said expenses and outgoings incurred or deemed to be incurred by the Lessors during the Service Charge Year to which it relates and the Certificate (or a copy thereof duly certified as such) shall in the absence of manifest error or omission be conclusive evidence for the purposes hereof of the matters of fact which it purports to certify Provided that any omission by the Lessors to include in the expenditure for any Service Charge Year a sum expended or a liability incurred during that period shall not preclude the Lessors from including such sum or the amount of such liability (or a part thereof) in the Building Service Charge for any subsequent Service Charge Year

6. The expression "the expenses and outgoings incurred by the Lessors" as hereinbefore used shall be deemed to include not only those expenses outgoings and other expenditure hereinbefore described which have been actually disbursed incurred or made by the Lessors during the relevant Service Charge Year but also such provisions as the Lessors or their Surveyors shall in their discretion consider prudent to make in any Service Charge Year towards expenditure which the Lessors or their Surveyors reasonably expect will be incurred by them in respect of expenses outgoings or expenditure recurring at intervals greater than a Service Charge Year whenever disbursed incurred or made or to be disbursed incurred or made PROVIDED that when such expenditure is incurred the Lessors shall allow in the Building Service Charge such proportion of the unexpended part of such provision as the Lessors shall fairly attribute to the relevant item in respect of which such expenditure was incurred and such interest thereon at such deposit rate as the Lessors shall in their discretion consider fair and reasonable

7. The Lessors shall in respect of each Service Charge Year estimate the amount of the Building Service Charge for that period and may revise such estimate at any time and from time to time before the Certificate shall have been signed as herein provided

8. As soon as practicable after the end of each Service Charge Year the Lessors shall furnish to the Lessee an account of the Service Charge payable by the Lessee for that period due credit being given therein for the Estimated Service Charge paid by the Lessee in respect of the said period and upon the furnishing of such account there shall be paid on demand by the Lessee to the Lessors the Service Charge or any balance found payable or there shall be allowed by the Lessors to the Lessee any amount which may have been overpaid by the Lessee by way of Estimated Service Charge as the case may require Provided that the provisions of this Schedule shall continue to apply notwithstanding the expiry of the Term for the purposes of calculating and recovering the Service Charge or the proper proportion thereof payable in respect of the Term

                               THE SIXTH SCHEDULE

                             (Lessors' obligations)

1. To keep the Structure of the Building (including all plant machinery apparatus and appurtenances from time to time thereto belonging) in good and substantial repair and condition (except in respect of the Lettable Parts of the Building) and in whole or in part to rebuild or renew the same in so far as necessary to keep the same in good and substantial repair and condition

2. To arrange for the regular inspection servicing and maintenance by specialist contractors of the boilers lifts air-conditioning plant cooling plant and other specialized plant machinery and systems in the Building and to modernise or replace the same whenever the

Lessors shall reasonably consider desirable or necessary

3. From time to time as often and in such manner as the Lessors shall reasonably consider desirable or necessary to redecorate treat clean and preserve the exterior and interior of the Building (except the Lettable Parts of the Building) and to clean the exterior of the glass in the windows of the Building

4. To comply with all statutes and instruments orders rules regulations and bye-laws made or served thereunder for the time being in force in respect of the Building or any plant machinery apparatus or appurtenances therein (except where the premises affected are the Lettable Parts of the Building) which in the reasonable opinion of the Lessors ought to be complied with

5. To use their reasonable endeavours

         (i) to provide (a) adequate central heating to such parts of the Building as need to be heated between the First day of October and the Thirtieth day of April or during such longer period as the Lessors shall decide and (b) air conditioning to such of the parts of the Building as need air conditioning at such times as the Lessors shall reasonably decide

         (ii) to provide an adequate lift service

         (iii) to keep adequately lighted and cleaned the Common Parts of the Building

         (iv) to provide hot and cold water to the common toilet and lavatory accommodation in the Building

         (v) to provide one or more security guards and such other staff as the Lessors shall reasonably decide

6. At all times (but subject to the provisions of Clause [S. 16]) to provide adequate air-conditioning electrical power and coolant to the Property to enable consumption thereof in the Property at the rates from time to time approved by the Lessors

7. To use their reasonable endeavours to manage the Building efficiently in respect of the matters the cost of which is included in the Building Service Charge

                              THE SEVENTH SCHEDULE

                                  (Regulations)

1. Before occupying the Property the Lessee shall lay (unless laid before the date of this Lease) additional waterproof covering to the reasonable satisfaction of the Lessors on the floors of all parts of the Property in which there are water sprinklers or pipes for the supply of water or coolant or other liquid

2. Before occupying the Property the Lessee shall install (unless installed before the date of this Lease) in the Property a cooling system for its computer and/or telecommunication equipment together with sensors and other monitoring and warning equipment to the satisfaction of the Lessors which equipment shall at all times be connected to and compatible with the Lessors' central systems for the Building and kept properly maintained to the satisfaction of the Lessors and shall be tested from time to time at such times and in such circumstances as the Lessors shall reasonably require

3. No computer or telecommunication or other equipment plant or machinery shall be installed in the Property unless its technical specification and lay-out shall first have been approved by the Lessors and thereafter no changes shall be made to the technical specification or lay-out of any such equipment plant or machinery installed in the Property which have not first been approved by the Lessors provided that such approval shall not be unreasonably withheld

4. The Lessee shall maintain in proper working order and to the reasonable satisfaction of the Lessors all equipment plant machinery installed in the Property

5. The Lessee shall not make any alteration or connection (except as approved by the Lessors) to any of the Service Conduits

6. The electric power consumed in the Property shall not exceed the rates from time to time permitted by the Lessors provided that the rates permitted shall not be reduced below the rates agreed between the Lessors and the Lessee on or before the grant of this Lease without the consent of the Lessee

7. The amount of electricity consumed from any one intake in the Property shall not exceed the rates from time to time permitted by the Lessors provided that the rates permitted shall not be reduced below the rates agreed between the Lessors and the Lessee on or before the grant of this Lease without the consent of the Lessee

8. The Lessee shall provide the Lessors with the facility to open all locks in the doors of the Property and shall not thereafter without the consent of the Lessors change the locks or fix locks or additional locks to the doors of the Property or otherwise prevent or hinder the Lessors from having access to the Property in an emergency

9. The drivers of all vehicles using the loading dock and parking areas shall obey the directions of the Lessors' Building Manager

                               THE EIGHTH SCHEDULE

        (Provisions to be contained in an Authorised Guarantee Agreement)

1. The Assignor hereby covenants with the Lessors as sole or principal debtor as follows:-

         1.1 That the Assignee will pay the rents reserved by the Lease on the days and in manner aforesaid and will duly perform observe and comply with all the covenants and obligations of the Lessee from time to time under the Lease and that in the case of default in any such payment of rent or performance or observance of such covenants or obligations the Assignor will pay and make good to the Lessors on demand all loss damages costs and expenses thereby arising or incurred by the Lessors with Interest (as defined in the Lease) Provided that nothing in this Clause shall impose on the Assignor any liability restriction or other requirement in relation to any time after the Assignee is released from its covenants by virtue of the Landlord and Tenant (Covenants) Act 1995

1.2 In the event of the Lease being disclaimed by a liquidator or trustee in bankruptcy of the Assignee that the Assignor will if the Lessors so require accept from the Lessors a new lease of the Property for a term equal in duration to the residue remaining unexpired of the term of the Lease at the time of the grant of such new lease to the Assignor such lease to be at the same rents and to contain the like lessee's and lessors' and Surety's covenants respectively and the like provisos and conditions in all respects (including the proviso for re-entry and including the same Review Dates) as are contained in the Lease the Assignor paying the Lessors' solicitors' proper charges and disbursements for the preparation thereof

1.3 That any neglect or forbearance of the Lessors in endeavouring to obtain payment of the rents reserved by the Lease when the same become payable or in enforcing the performance or observance of the said covenants or obligations of the Assignee or any time which may be given by the Lessors to the Assignee or any consent licence or approval which may be given by the Lessors to the Assignee shall not release or exonerate or in any way affect the liability of the Assignor under the foregoing covenants

1.4 Forthwith to notify the Lessors in writing from time to time of any change of its place of abode or business or registered office

2. The Surety hereby covenants with the Lessors as sole or principal debtor as follows:-

         2.1 That the Assignor will duly perform observe and comply with all the covenants and obligations of the Assignor from time to time hereunder and that in the case of default in the performance or observance of such covenants the Surety will pay and make good to the Lessor on demand all loss damages costs and expenses thereby arising or incurred by the Lessors with Interest (as defined in the Lease)

         2.2 That if the Assignor shall take such a new lease of the Property as is provided for in Clause 1.2 ("a New Lease") the Surety will join therein as Surety to give the covenants therein provided for

         2.3 That if the Assignor shall have been wound up or shall for any other reason be unable or fail to take a New Lease the Surety will itself if so required by the Lessors accept a New Lease from the Lessors paying the Lessors' solicitors' proper charges and disbursements for the preparation and completion thereof

         2.4 That any neglect or forebearance of the Lessors in enforcing the performance or observance of the said covenants or obligations of the

                  Assignor or of the Assignee or any time which may be given by the Lessors to the Assignor or to the Assignee shall not release or exonerate or in any way affect the liability of the Surety under the foregoing covenants

THE COMMON SEAL of TELEHOUSE             )
INTERNATIONAL CORPORATION OF             )
EUROPE LIMITED was hereunto              )
affixed in the presence of.-

Director

Director/Secretary

THE COMMON SEAL of the LESSEE            )
was hereunto affixed in the              )
presence of.--                           )

Director

Director/Secretary

                               DATED     1996





                          STAR TELECOMMUNICATIONS INC.

                                     - AND -

                       TELEHOUSE INTERNATIONAL CORPORATION
                                OF EUROPE LIMITED





                               BUILDING AGREEMENT

THIS AGREEMENT is made the                      day of                      1996
BETWEEN STAR TELECOMMUNICATIONS INC. of 740 State Street, Suite 202, Santa Barbara, California 93101 U.S.A. (hereinafter called "the Employer") of the one part and TELEHOUSE INTERNATIONAL CORPORATION OF EUROPE LIMITED whose registered office is situate at Coriander Avenue, London E14 2AA (hereinafter called "the Contractor") of the other part.

WHEREAS:

         A. The Employer wishes to have carried out the building works (hereinafter called "the Works") set out in the specification annexed hereto and initialled by the parties for the purposes of identification and/or drawing numbers (hereinafter called "the Particulars of the Works") describing and/or detailing the works to be carried out on the Third Floor, Telehouse, Coriander Avenue, London, E14 2AA as shown on the plan annexed hereto and edged in red (hereinafter called "the Premises").

         B. The Employer wishes to have the Works carried out by the Contractor

NOW IT IS HEREBY AGREED as follows:-
The Contractor will upon and subject to the Conditions annexed hereto carry out the Works described in the Particulars of the Works within the period of one year from the date of commencement and the Employer will pay the Contractor the sum of (Pound Sterling)658,750 together with all VAT properly payable thereon or such other sum as shall become payable hereunder at the time and in the manner specified in the said Conditions.



AS WITNESS the hands of the parties hereto


SIGNED by                                   )
                                            )        /s/ [ILLEGIBLE]
on behalf of the Employer                   )
in the presence of                          )





SIGNED by                                   )
                                            )
on behalf of the Contractor                 )        /s/ [ILLEGIBLE]
in the presence of :-                       )

Adrian Butcher,
Telehouse, Coriander Avenue,                          /s/ Adrian R. Butcher
London, E14 2AA
                                        2

                       CONDITIONS HEREINBEFORE REFERRED TO

1.      CONTRACTOR'S OBLIGATIONS

         (a) The Contractor shall with due diligence and in a good and workmanlike manner carry out and complete the Works.

         (b) The Contractor shall commence the works on 26 July 1996 or such other date as may be agreed in writing between the parties and the Works completed by 1 November 1996 or such other date as may be agreed in writing between the parties.

2.       EMPLOYMENT

         (a) The Employer shall pay to the Contractor the sum of (Pound Sterling)658,750 together with all VAT payable thereon in accordance with this Agreement.

         (b) The total sum shall be paid by instalments together with all VAT payable thereon as follows :-

                  (i)    (Pound Sterling)329,375 on 26 July 1996

                  (ii)   (Pound Sterling)329,375 upon completion of the Works

         (c) The Employer shall pay to the Contractor the total amount of Value Added Tax properly chargeable by the Contractor on the supply to the Employer of any goods or services under this Agreement.

3.       COMPLETION - DEFECTS LIABILITY

         (a) The Contractor shall forthwith notify the Employer in writing of the date when the Works have been completed. Such notification shall be sufficient for the purposes of triggering the payment obligation on the part of the Employer under Clause 2 above.

         (b) Any defects or other faults which appear within the six months of the date of completion of the Works and are due to materials and workmanship not being in accordance with the Contract shall made good by the Contractor.

         (c) The Contractor shall notify the Employer in writing of the date when in his opinion the Contractor's obligations under this clause have been discharged.

4.      VARIATIONS OR EXTRA WORK

         (a) The Employer may not require the Contractor to carry out any work other than that shown and/or described in the Particulars of the Works

         (b) The Contractor may agree to carry out work additional to that shown and/or described in the Particulars of the Works on such terms as may be further agreed in writing.

5.       INSURANCE OF THE WORKS

         (a) Contractor will insure the Works but the Contractor will not be responsible for any equipment or other items brought on to the premises by the Employer, its servants, agents or subcontractors.

         (b) The Contractor shall be liable for and shall indemnify the Employer against and liability, loss, claim or proceedings whatsoever arising under and statute or at Common Law in respect of personal injury to or death of any person whatsoever arising out of or caused by the carrying out of the Works unless due to any act or neglect of the Employer or any person for whom the Employer is responsible.

         (c) Except for such loss or damage as is at the risk of the Contractor under Sub-Clauses (a) and (b) of this Clause the Contractor shall not be liable for, neither shall it indemnify the Employer nor shall it insure against any expense, liability, loss, claim or proceedings in respect of any loss or damage whatsoever arising out of or in the course of or by reason of the carrying out of the Works.

6.       EXTENSION OF PERIOD FOR COMPLETION

         The agreed period for completion of the Works shall be extended by such further period or periods as may be fair and reasonable if the Contractor is prevented by any cause outside its control from completing the Works within the agreed period.

7.       DETERMINATION BY THE CONTRACTOR

         The Contractor may but not unreasonably or vexatiously by notice by registered post or recorded delivery to the Employer forthwith determine the employment of the Contractor under this Contract if the Employer shall make default in any one or more of the following respects that is to say :-

         (a) If the Employer fails to make payments in accordance with Clause 2 (b) of the Conditions within 14 days of such payment being due and continue such default within seven days after receipt by registered post or recorded delivery of a notice by the Contractor stating that the employment of the Contractor under this Contract may be determined if payment is not made within the said period of seven days;

         (b) If the Employer or any person for whom he is responsible interferes with or obstructs the carrying out of the Works;

         (c) If the Employer becomes bankrupt or makes a composition or arrangements with its creditors or has a winding up order made or (except for purposes of amalgamation or reconstruction) a resolution for voluntary winding up passed or having a provisional liquidator, receiver or manager of its business or undertaking duly appointed, or having possession taken, by or on behalf of the holders of any debenture secured by a floating charge;

        Provided always that the right of determination shall be without prejudice to any other rights or remedies which the Contractor may possess.

         8.       DETERMINATION BY THE EMPLOYER

         The Employer may but not unreasonably or vexatiously by notice by registered post or recorded delivery to the Contractor forthwith determine employment of the Contractor under this Agreement if the Contractor shall make default in any one or more of the following respects, that is to say :-

         (a) If the Contractor without reasonable cause fails to proceed diligently with the Works or wholly suspends carrying out of the Works before completion;

         (b) If the Contractor becomes bankrupt before completion or makes a composition or arrangements with its creditors or has a winding up order make or (except for purposes of amalgamation or reconstruction) a resolution liquidator, receiver or manager of its business or undertaking duly appointed, or having possession taken, by or on behalf of the holders of any debenture secured by a floating charge;

         Provided always that the right of determination shall be without prejudice to any other rights or remedies which the Employer may possess.

9.       ARBITRATION

         (a) If any dispute or difference concerning this Agreement shall arise between the Employer and the Contractor it shall be referred to arbitration in accordance with the provisions of the Arbitration Acts 1950 and 1975 or any statutory modification or re-enactment thereof by an Arbitrator to be agreed between the parties or, failing agreement on the appointment of an arbitrator within 14 days of receipt by the other of a written request to concur in the appointment of an Arbitrator, by a person to be appointed on the request of either party by the President or Vice President for the time being of the Institute of Arbitrators.

         (b) If the dispute or difference to be referred to arbitration under this Agreement raises issues which are substantially the same as or connected with issues raised in a related dispute under the Contract under which the Premises are being constructed and if the related dispute has already been referred for determination to an Arbitrator, the Employer and the Contractor hereby agree that the despite or difference under this Agreement shall be referred to the Arbitrator appointed to determine the related dispute; and such Arbitrator shall have power to make such directions and all necessary awards in the same way as if the procedure of the High Court as to joining one or more defendants or joining co-defendants or third parties was available to the parties and to him.

10. This Agreement shall be governed by and construed in accordance with English Law.

                             TELEHOUSE INTERNATIONAL
                                   CORPORATION
                                       OF
                                     EUROPE
                                       LTD






                                  SPECIFICATION
                                       FOR
                                     FIT OUT

                                      STAR
                               TELECOMMUNICATIONS
                                       INC

                               8000 SQ FT NOMINAL
                                      UNIT





                                   AUGUST 1996

                         SECTION 1: MECHANICAL SERVICES

1.1.1    AIR-CONDITIONING

         The tenancy communications area has its own close control air-conditioning system comprising of 6 units comprising of 5 run and 1 standby units.

1.1.2    SYSTEM DESIGN CONDITIONS

         External conditions Summer                    35 degrees C. dB
         External conditions Winter                -2 degrees C. dB saturated
         Internal conditions                   22 degrees C. +/- 1 degrees C. dB
                                                       50% RH +/- 5%
         Water supply temperature                40.5 degrees C. Td 5 degrees C.
         Water/ glycol mix                                 70/30 %
         Soft water for humidifcation
         Drainage for condense from de humidifcation

1.1.3    AIR CONDITIONING UNIT SPECIFICATION

         a)       Downflow air distribution

         b)       Top air return

         c)       Filtration - standard, disposable, 95% at 5 micron

         d)       Electric heating

         e) Internal DX circuit with water cooled condenser plus "free cooling" coil

         f)       Electrode boiler humidification

         g)       Fully hermetic compressors 2 circuit

         h)       1 centrifugal fan with belt/pulley adjustment

         I) Microprocessor control with common output alarm and visual/audible alarms for temperature, humidity, equipment fault and airflow variations

         j)       Adjustable time control of component start-up

         k)       Internal 3-way valve and isolating valves on glycol pipes

         1)       Noise level 65dB at 3 metres

         m)       Nett sensible cooling capacity of 47 KW EACH UNIT

1.2      FRESH AIR ROOM PRESSURIATION

         The existing fresh air spigot is connected to ductwork which is to be run down run to low level into the communications room

         Ductwork is insulated to half an hour rated be smoke sealed, foil faced and of fibre glass construction.

                       SECTION 2: RAISED MODULAR FLOORING

2.1.1    GENERAL Fully accessible modular floor system supplied and installed.

2.1.2    SYSTEM SPECIFICATION

         a)       Panels are 600 x 600mm fully interchangeable.

         b) Panels are high density clipboard with galvanised tray and top sheet.

         c)       Ventilated panels with nylon coated adjustable blade dampers

         d) Pedestals have galvanised mild steel with welded bases and 25mm height adjustment.

         e)       System meets MOB/PF2/PS "Medium" grade specification.

         f)       Floor level to +/- 2.0mm per 12m.

         g)       Maximum gap between adjacent tiles 0.5mm.

         h)       Floor finish to be antistatic carpet "Marlin Delta Corded"

         j)       4 in no floor tile lifters


            SECTION 3: TELEHOUSE FIRE SYSTEM MONITORING

3.1      ALARM WORKS

         To be fitted to the house alarm system.

         a) Switch monitoring units to allow monitoring at the main house panel pre alarm, 1st stage, 2nd stage alarms and common fault conditions for the room.

         b) The switch monitoring units are linked between the customer alarm panel and connected to the house monitoring system.

         c) House sounder installation to provide 65 dB or 5 dB above background noise.

                           SECTION 4: SECURITY SYSTEM

         4.1 Passive infrared detector security system fitted to the main entrance door.

         4.2 Card and pin access system and alarm micro switch to the main entrance door.

         4.3 Cabling from card reader and new micro switch to security riser for monitoring and control.

         4.4      Remote door monitoring of the emergency escape doors.

             SECTION 5 B.M.S ALARM MONITORING SYSTEM

         5.1      Installation of 2 combined temperature and humidity sensor.

         5.2 Final connection to the B.M.S. outstation of the following signals:

                  1 off air-conditioning shut down signal

                  2 off temperature sensor/ humidity sensor

                  1 off water detection zone

                  1 off air-conditioning common alarms

                  1 off critical P.D.U. shut down

                  1 off fire alarm signal

                  1 off fire damper control signal

                            SECTION 6 FIRE PROTECTION

6.1      GENERAL

         The fire detection/ suppression system shall be installed to all relevant British Standards, including BS 5839, 6266, 5306, 3115 and 5445 and F.O.C. requirements.

6.2      SPRINKLER SERVICES (PRE ACTION DRY)

         a) Installation of sprinkler system utilising existing supplies to cover the complete area all pipework is to surface mounted and be on view.

         b) Installation of an addressable detection system covering all floor, ceiling and room void to BS 6266 on a "double knock" principle.

         c) Installation of all ancillary equipment, i.e., additional alarm bells, break glass units, etc.

         d) Installation of 1st stage 24V DC signal for the air-conditioning units to enable shut down in a fire condition.

         e) Installation of a 2nd stage 24V DC signal for the critical P.D.U. to enable shut down in a fire condition.

         f) Installation of an alarm/test panel to provide fault, 1st and 2nd stage alarm interfacing to the house fire alarm system.

         g) Installation of a house alarm pair of contacts for linking into B.M.S.

         h)       Provision of zone charts.

                          SECTION 7 ELECTRICAL SERVICES

7.0      GENERAL

         This section concerns the installed electrical services to the communications room area.

         Power distribution from the 3rd floor riser shall comprise 2 NO. CRITICAL (200KVA) and 2 NO. ESSENTIAL (200KVA) power supplies. These shall be connected to new critical power distribution board in the communications room and plant area respectively from the existing switchgear cubicles.

         Including the power distribution from the existing floor riser, new switchgear and distribution boards to service the communications room P.D.U. air-conditioning, lighting, small power and fire protection, metering of the new services and interlocks to the Building Management System. All high level facilities are to surface mounted and suspended were necessary.

7.1      DISTRIBUTION BOARDS

         a)       CRITICAL Board - DB1

                  The critical power distribution board comprises an input mccb, isolation transformer, distribution board and CLEAN earth terminal bar. The rating of the P.D.U is to be 200kVA, with a TP & N distribution pan assembly to accommodate 63 amp triple and single phase mcb's. The P.D.U. is to be connected to the FIRE ALARM SYSTEM and will automatically switch off, on receipt of a second stage fire alarm, within the communications room. The P.D.U. is also connected an EMERGENCY POWER OFF system within the communications room and will automatically switch off, when the E.P.O. glass break unit is operated manually.

         b)       ESSENTIAL Sub-Distribution Board DB2

                  The 200 kVa incoming board with triple pole ways is provided with an M.C.B pan assembly to feed the air-conditioning, general services and feed the fire protection system in the room. The essential distribution board shall be divided to provide an essential and non essential section.

         7.2      GENERAL INSTALLATION WORKS

         7.2.1 Cable to 2 no. ceiling mounted PA system 100V AC line tapping 1, 2, 3, 4 and 5 watt speaker.

         7.2.2    Site 3 off Emergency Power Off (E.P.O). buttons.

         7.2.3 A 5A non-switch spur in the entrance lobby for the fire alarm panel.

         7.2.4    A 5A switched spur at the water detection panel.

         7.2.5    A 5A switched spur at the fire damper control panel.

         7.2.6 From DB2 install PVC/SWA/LSF cables to the isolator of the 6 in no air-conditioning units.

         7.2.7 From DB2 cable to 12 wall mounted flush mounted white MK twin 13A switched sockets in the communications room for general use.

         7.2.8 Water detection cable to the plant designated areas. The cable laid in a zigzag pattern to cover the full area and be clipped at 500mm centres.

         7.2.9 Install security conduits within partitioning or behind drylining to the entrance door micro switches then into the main corridor security trunking.

         7.2.10 From each of the following points run a Beldon cable to the B.M.S. outstation in the EPC riser. Protect these cables in trunking in the main corridor and conduit in the tenancy.

                  2 off wall mounted T/H sensor

                  1 off 4 zone water detection panel

                  1 off air-conditioning unit common alarms

                  2 off critical P.D.U shut down

                  1 off 1st stage fire alarm

                  1 off glycol failure to shut down dual AC unit

                  1 off damper panel signal

         7.2.11a) 1200mm x 150mm surface modular lights with low brightness diffusers provide 500 lux at 1m working height throughout the area controlled by a bank of switches outside the entrance with power from the essential panel(DB2).

         7.2.12a) The room lighting to have 3 hr non-maintained battery support of 1 tube to 10% of the light fittings.

               b) Exit doorways to have a wall mounted 3 hr, non-maintained battery supported exit lights.

         7.2.13 All necessary earth bonding to the IEE 16th Edition Wiring Regulations including all pipework, floor and ceiling grids.

         7.2.14 Mount an insulated earth bar linked to the main earth bar in the electrical riser to provide a clean earth reference point.

         7.2.14 Mount an insulated earth bar linked to the main earth bar in the telecoms riser to provide a signal earth reference point.

         7.2.15 MICC shut down cabling from fire alarm relay box to the critical P.D.U.s.

         7.2.16 Install 3 trunking connections to the main corridor for the provision of telecommunication services (by others).

         7.2.17 Connect the secondary star points of the 2 critical PDU's and provide the facility to disconnect at each end in order to allow testing to be carried out.

                             SECTION 8 BUILDERS WORK

         8.1 Tenancy dividing 2 hr fire breakwall including fire protective material at high level and low level.

         8.2 Form a new entrance doorway (maternity)from the main corridor. From this doorway construct an interior fire lobby/air lock to 1 hour fire construction, from floor slab to ceiling slab. Provide a further set of doors (maternity) to enter into the communications room. From this form a new area to be use as a store room.

         8.3 Supply and install 3 additional maternity door sets to provide emergency escape door ways.

         8.4 Interior exposed wall internal faces from raised floor to suspended ceiling are to be drylined using 12.7mm feather edged plasterboard with tapped and slurry filled joints.

         8.5 Construct a bund wall within the air-conditioning area treated with 2 coats of RIW "Toughseal" water proofing. Along the internal walls and doorline of the communications room, two courses of engineering bricks are laid to form a water containment (bund) wall.

         8.6 The perimeter bund wall and high level perimeter edges are to be edge trimmed with Superlux and then 4 coats of RIW 'Toughseal" water proofing applied to provide a gastight joint.

         8.7 All perimeter partitions/dryline walls are decorated vinyl wallpaper (MURECK Twist Wool).

         8.8 External perimeter columns are to be 2 hour fire rated and decorated with vinyl wallpaper.

         8.9 To all partitioned and external walls, a 75mm high, bull nosed softwood timber skirting to be prepared and finished with a 3 coat grey paint finish.

         8.10 To all areas of the entrance lobby and emergency exits install a 600 x 600mm white lay in grid suspended ceiling system with angle trims at all edges and mineral fibre lay in type panels.

         8.11 "Turnbill" blinds with tilt and lift control are installed to the 18 windows.

         8.12 Hardwood thresholds are to be installed at the fire rated doorways with plasterboard, to provide 1 hr fire rating.

         8.13 Four thousandths of an inch bomb blast film on the interior surface of the exterior windows.

         8.14 Box out at high level the steel transverse, perimeter beams with plaster board, taped edges and prepared to accept 2 coats of emulsion paint. Paint out the ceiling boxed out ceiling (colour to be confirmed).

         8.15     Clean off over mineral fibre spray on the roof slab surfaces

                               3rd Floor Telehouse


                               (drawing attached)